UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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SCHWEITZER-MAUDUIT

(Name of Registrant as Specified in Its Charter)

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March 11, 2010

Frédéric Villoutreix
Chairman of the Board and
Chief Executive Officer

TO OUR STOCKHOLDERS:

On behalf of the Board of Directors and management of Schweitzer-Mauduit International, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on Thursday, April 22, 2010 at 11:00 a.m. at the Company’s corporate headquarters located at 100 North Point Center East, Suite 600, Alpharetta, Georgia.

At the Annual Meeting, stockholders will be asked to elect 2 directors for a 3-year term and to approve the Company’s Restricted Stock Plan. The Company’s Board of Directors recommends unanimously that you vote in favor of these proposals, which are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking and dating the enclosed proxy card. But, if you wish to vote in accordance with the directors’ recommendation, all you need do is sign and date the card.

Please complete and return the proxy card in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time.

If you plan to attend the meeting, please check the card in the space provided. This will assist us with meeting preparations and will enable us to expedite your admittance. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the meeting.

Sincerely,

Frédéric Villoutreix

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

100 North Point Center East, Suite 600
Alpharetta, Georgia 30022-8246

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 22, 2010

The Annual Meeting of Stockholders of Schweitzer-Mauduit International, Inc. will be held at the Company’s corporate headquarters located at 100 North Point Center East, Suite 600, Alpharetta, Georgia, on Thursday, April 22, 2010 at 11:00 a.m. for the following purposes:

1.	To elect 2 directors for a 3-year term to expire at the 2013 Annual Meeting of Stockholders;
2.	To approve the Schweitzer-Mauduit International, Inc. Restricted Stock Plan; and
3.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

You may vote all shares that you owned as of February 25, 2010, which is the record date for the Annual Meeting. I urge you to sign, date and promptly return the enclosed proxy card in the enclosed business reply envelope. No postage is required if mailed in the United States.

John W. Rumely, Jr.
Secretary and General Counsel

March 11, 2010

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
100 North Point Center East, Suite 600
Alpharetta, Georgia 30022-8246

PROXY STATEMENT

INTRODUCTION

This Proxy Statement and the accompanying proxy card are furnished to the stockholders of Schweitzer-Mauduit International, Inc., a Delaware corporation, referred to as either the Company or SWM, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on April 22, 2010 (“Annual Meeting”) and at any adjournment thereof. Proxies in the accompanying form, properly signed and received in time for the meeting, will be voted as instructed. If no instructions are given, proxies will be voted for the election of the 2 directors nominated for election and in favor of approving the Restricted Stock Plan. Any proxy may be revoked by the stockholder granting it at any time before it is voted by delivering to the Secretary of the Company another signed proxy card, or a signed document revoking the earlier proxy or by attending the meeting and voting in person. The Company intends to mail this Proxy Statement and proxy card, together with the 2009 Annual Report to Stockholders, on or about March 11, 2010.

Each stockholder of record at the close of business on February 25, 2010 will be entitled to 1 vote for each share registered in such stockholder’s name. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. As of February 25, 2010, there were 17,923,234 shares outstanding of the Company’s common stock, par value $0.10 per share (the “Common Stock”).

The Company will pay the entire cost of the proxy solicitation. The Company has retained American Stock Transfer & Trust Company, the Company’s transfer agent, to aid in the solicitation of proxies. Proxy solicitation services on routine proxy matters are included in the fees paid to American Stock Transfer & Trust Company to act as the Company’s stock transfer agent and registrar. Only reasonable out-of-pocket expenses on proxy solicitation services are charged separately. The Company will reimburse brokers, fiduciaries and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies in person, by telephone or by other means of communication.

If a stockholder is a participant in the Schweitzer-Mauduit International, Inc. Retirement Savings Plan (“Plan”), the proxy card represents the number of full shares of Common Stock held for the benefit of the participant in the Plan as well as any shares of Common Stock registered in the participant’s name. Thus, a proxy card for such a participant grants a proxy for shares registered in the participant’s name and serves as a voting instruction for the trustee of the Plan for the account in the participant’s name. Information as to the voting instructions given by individuals who are participants in the Plan will not be disclosed to the Company.

Pursuant to Section 216 of the Delaware General Corporation Law and the Company’s By-Laws, a quorum for the Annual Meeting will be a majority of the issued and outstanding shares of the Company’s Common Stock, present in person or represented by proxy. Directors shall be elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors. In all matters that are presented for action at the Annual Meeting, other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the stockholders.

NOMINATION OF DIRECTORS

Directors may be nominated by the Board of Directors or by stockholders in accordance with the By-Laws of the Company. The Nominating & Governance Committee, which is composed of 4 independent directors, identifies potential candidates and reviews all proposed nominees for the Board of Directors, including those proposed by stockholders. The candidate review process includes an assessment of the person’s judgment, experience, independence, understanding of the Company’s business or other related industries, commitment and availability to prepare for and attend Board and Board Standing Committee meetings and such other factors as the Nominating & Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating & Governance Committee selects qualified candidates and presents them to the full Board of Directors, which body decides whether to invite the candidate to be a nominee for election to the Board of Directors. The Nominating & Governance Committee Charter authorizes the Nominating & Governance Committee to retain such outside experts as it deems necessary and appropriate to assist it in the execution of its duties.

Board Diversity

The Company does not have a formal policy concerning the diversity of its directors. In practice, the Nominating & Governance Committee establishes a list of criteria it seeks to address when filling a board seat and then searches for candidates that best meet those criteria without limitations imposed on the basis of race, gender or national origin. Diversity of experience and perspective is considered in reviewing the composition of the Board.

Director Qualifications

The particular experience, qualifications, attributes and skills that led the Board to conclude that the nominees and other sitting directors should sit on the Board of Directors is summarized below:

Claire L. Arnold	Had direct experience as the Chief Executive Officer running a business that serviced the cigarette tobacco companies, giving her an understanding of our customer base. Subsequently, she formed a new company that provides IT related services giving her insight into information management systems, an area where the company has been engaged in substantial system upgrades over the past few years. She also brings experience gained from service on other public company boards to our Board, which provides an additional means of benchmarking to other company’s governance practices. Given her entrepreneurial background, Ms. Arnold also provides the Board with experience related to the Company’s evaluation and implementation of growth opportunities and strategic planning.
K.C. Caldabaugh	Served as the Chief Financial Officer of publicly traded companies outside of the paper industry and Chief Executive Officer of a private company inside of the paper industry, including turnaround and distressed company situations. Subsequently, he has served as a principal in a consulting firm that provides strategic planning advice and as an advisor in mergers and acquisitions. Mr. Caldabaugh’s background provides the Board with experience related to the Company’s restructuring programs, evaluation and implementation of growth opportunities and strategic planning in addition to his experience with financial controls and reporting.
William A. Finn	Was the Chief Executive Officer of a paper machine clothing manufacturer with international production sites, including in China. He brings to the Board a manufacturing and operator’s perspective, international experience operating in countries and markets directly relevant to our Company, as well as the perspective of a supplier to our industry that is subject to many of the same factors that impact our business. He also provides insight into how to effectively implement and sustain operational excellence programs, which ties in closely to one of the Company’s major ongoing initiatives.

Robert F. McCullough	Served as a partner in an international accounting firm and subsequently in the Chief Financial Officer role with a large investment fund management company. He brings to the Board strong accounting, financial control and reporting expertise, as well as broad experience in consulting with companies on strategic planning, cost controls, and mergers and acquisitions. He also brings experience gained from service on other public company boards having served (or serving) as chairman of audit committees of 4 other companies.
John D. Rogers	Has extensive experience with a large investment fund management firm, ranging from Chief Investment Officer to President and Chief Executive Officer, which has equipped him with a range of skill sets that relate directly to identifying and driving the elements that create value and maximize the effective utilization of capital. His perspective enhances the Board’s ability to relate to and represent the interests of the Company’s stockholders.
Frédéric P. Villoutreix	As current Chairman and Chief Executive Officer and former Chief Operating Officer, he brings a unified vision and depth of understanding of the operational, financial and strategic elements of the Company to the Board. He also serves as the primary liaison between management and the Board as well as filling the core leadership role for both groups. His experience, both within the company and in the various management positions and international assignments he held with his previous manufacturing based employer, enhanced his ability to perform these functions.
Anderson D. Warlick	As the Chief Executive Officer of a company that utilizes domestic and foreign based manufacturing sites to produce and compete world-wide in primarily commodity product lines, he brings experience to the Board in operational excellence, operating in less developed countries, and effective management and deployment of fixed assets situated in different positions along the cost curve of competitive facilities. These skills and experience are directly related to developing and guiding the implementation of solutions to the Company’s current and strategic challenges.

Any stockholder of record entitled to vote generally in the election of directors may submit a candidate for consideration by the Nominating & Governance Committee by notifying the Secretary and General Counsel in writing at the address noted on the face page of this Proxy Statement. The notice of intent to nominate a candidate for the Board of Directors must satisfy the requirements described below and must be delivered, either by personal delivery or by United States mail, postage prepaid, to the Secretary and General Counsel of the Company and received by the Company not less than 120 calendar days before the anniversary date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting. If the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), such stockholder notice shall be given in the manner provided herein by the later of the close of business on (i) the date 90 days prior to such Other Meeting date or (ii) the 10th day following the date such Other Meeting Date is first publicly announced or disclosed.

The stockholder’s notice of intent to nominate a candidate for the Board of Directors shall state the following:

•	the name and address of record of the stockholder who intends to make the nomination
•	a representation that the stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice
•	the name, age, business and residence addresses, and principal occupation or employment of each nominee

•	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder
•	such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and
•	the consent of each nominee to serve as a director of the Company if so elected

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

In the event that the number of directors to be elected to the Board of Directors of the Company is increased and either all of the nominees for director or the size of the increased Board of Directors is not publicly announced or disclosed by the Company at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Company at the principal executive office of the Company not later than the close of business on the 10 th day following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

Board Exercise of Risk Oversight

The Board exercises oversight of enterprise risk at a number of levels and utilizes formal and informal mechanisms to do so.

The Audit Committee plays a material role in oversight of financial, disclosure, and liquidity risk issues, as well as being the main overseer of the internal control mechanisms used by management in both the financial and non-financial areas. Aspects of risk review occur at virtually every Audit Committee meeting, including ongoing review of financial results, control issues, compliance audit processes and results, debt covenant compliance, hedging activities, and liquidity measures. The Audit Committee has regular interaction with the Company’s independent auditors throughout the year, including independent sessions to address control and related matters.

The Nominating & Governance Committee assesses governance controls and compliance with related Securities and Exchange Commission and New York Stock Exchange listing requirements at least annually. It also undertakes an ongoing review of succession planning, both at the management and board levels, to assure an appropriate process exists to maintain the continuity of management and the necessary skill sets for the successful operation and oversight of the Company.

The Compensation Committee assesses compensation design and levels from the perspectives of market reasonableness and appropriateness to the objectives of retaining the quantity and level of management expertise and depth required for the successful execution of the Company’s business goals. The Compensation Committee also assess the risk posed by the Company’s compensation program design and practices and the probability that they might result in adverse impacts on the Company.

The Board as a whole regularly reviews financial performance and risks to that performance, competitive market situations, risks to operations and operating capabilities, regulatory change, and strategic planning. These reviews are provided through regularly scheduled financial and operations reviews, as well as through the Committee Chair reports to the Board that also occur on a regular basis. More in-depth reviews are provided, at least annually, on selected topics such as litigation and regulatory compliance, customer satisfaction and performance assessments, and strategic planning. In 2010, the Board also instituted an in-depth discussion with management of each of the major risk factors, including those identified in the Company’s filings with the Securities and Exchange Commission, and an internal audit program that will provide the Board with an in-depth evaluation and audit review report on a selected compliance risk, with these programs occurring at least annually and as changes in the Company’s risk factors requires.

PROPOSAL ONE
ELECTION OF DIRECTORS

The Board of Directors presently has 8 members, 7 of whom are independent. The Board of Directors is divided into 3 classes that are elected on a staggered basis with 1 class elected each year for a 3-year term. Ms. Arnold and Mr. Caldabaugh have served on the Company’s Board of Directors since November 30, 1995. Mr. McCullough, Mr. Villoutreix, and Mr. Finn were first elected to serve as directors effective October 1, 2006, June 1, 2007, and April 24, 2008, respectively. Mr. Rogers and Mr. Warlick were first elected to serve as directors effective July 31, 2009.

The incumbent Class III directors are Mr. Richard D. Jackson, Mr. Frédéric P. Villoutreix, and Mr. Anderson D. Warlick. Mr. Jackson will retire in April 2010 as he has reached the mandatory retirement age. Mr. Villoutreix and Mr. Warlick are nominated for re-election at the 2010 Annual Meeting to serve for a term to expire at the 2013 Annual Meeting of Stockholders, and until their successors are elected and have qualified. The Board of Directors has determined that Mr. Villoutreix is not independent and that Mr. Warlick is independent. Should the nominees become unable to serve, proxies may be voted for another person designated by the Board of Directors. The nominees have advised the Company that they will serve if elected. The remaining directors will continue to serve as directors for the terms set forth on the following pages.

Certain Information Regarding Directors and Nominees

The names of the directors continuing in office and nominees, their ages as of the date of the Annual Meeting, their principal occupations and directorships during the past 5 years, and certain other biographical information are set forth on the following pages.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For a 3-Year Term Expiring at the 2013 Annual Meeting of Stockholders

Name	Age	Period Served as a Director	Class	Expiration of Term of Office	Principal Occupations and Businesses and Directorships During Last 5 Years
Frédéric P. Villoutreix	45	2007 – Present	III	April 2010	• Chief Executive Officer and Chairman of the Board, presently and since January 1, 2009
					• Chief Operating Officer, February 2006 – December 2008
					• Vice President, Abrasives Europe and Coated Abrasives World, Compaigne de Saint-Gobain 2004 – 2006
Anderson D. Warlick	52	July 31, 2009 – Present	III	April 2010	• President and Chief Executive Officer of Parkdale, Inc. and its subsidiaries, a closely-held yarn manufacturer, presently and since 2000

The Board of Directors unanimously recommends a vote FOR the election of the nominees as Class III Directors.

MEMBERS OF THE BOARD OF DIRECTORS OTHER THAN THOSE UP FOR ELECTION

Name	Age	Period Served as a Director	Class	Expiration of Term of Office	Principal Occupations and Businesses and Directorships During the Past 5 Years
Claire L. Arnold	63	1995 – Present	I	April 2011	• Chief Executive Officer of Leapfrog Services, Inc., a computer support company and network integrator, presently and since 1998
					• Director – Ruby Tuesday, Inc
					• Director – Advance America, Cash Advance Centers, Inc., resigned 2006
K.C. Caldabaugh	63	1995 – Present	II	April 2012	• Principal, Heritage Capital Group, an investment banking firm, presently and since July 2001

•

Chairman and Chief Executive Officer of Spinnaker Coating, Inc., a manufacturer of adhesive coated papers, 1994 – March 2001. Spinnaker Coating, Inc. filed for Chapter 11 bankruptcy protection on November 13, 2001

William A. Finn	64	April 2008 – Present	II	April 2012	• Chairman, AstenJohnson Holding Ltd, a holding company that has interests in paper machine clothing manufacturers, presently and since 2006
					• Chairman and Chief Executive Officer, AstenJohnson, Inc., a paper machine clothing manufacturer, 1999 – 2006
Robert F. McCullough	67	2006 – Present	I	April 2011	• Private investor, presently and since January 2007
					• Senior Partner, Invesco Ltd. (formerly AMVESCAP PLC), an investment fund manager, June 2004 – December 2006
					• Chief Financial Officer, AMVESCAP PLC, April 1996 – May 2004
					• Director – Acuity Brands, Inc
					• Director – Comverge, Inc., resigned June 2009
					• Director – Mirant Corporation from February 2003 through January 3, 2006 when it emerged from bankruptcy

Name	Age	Period Served as a Director	Class	Expiration of Term of Office	Principal Occupations and Businesses and Directorships During the Past 5 Years
John D. Rogers	48	July 2009 – Present	II	April 2012	• President and Chief Executive Officer of CFA Institute, presently and since January 2009
					• Founding Partner of Jade River Capital Management, LLC., presently and since May 2007

•

President and Chief Executive Officer Invesco Institutional N.A. Senior Managing Director and Head of Worldwide Institutional Business, AMVESCAP Plc., a mutual fund company, January 2003 – January 2006

PROPOSAL TWO
APPROVAL OF THE SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
RESTRICTED STOCK PLAN

Restricted Stock Plan’s Purpose

The Restricted Stock Plan performance share component provides an equity award opportunity to its participants based on the accomplishment of performance objectives that are related to the business unit in which the participant is most directly involved over a multi-year performance cycle. The purpose of the Restricted Stock Plan is to further unite the interests of the stockholders of the Company and its key executives through:

(a)	the establishment of corporate and operating unit objectives which are deemed by the Board of Directors to be in the best long-term interests of the Company and its stockholders; and
(b)	the vesting of the Company’s stock as an incentive award at the end of an award cycle to each plan participant thereby increasing the participant’s equity stake in the Company provided his or her performance has meaningfully contributed to the attainment of the Company’s objectives.

The Restricted Stock Plan may also be used to grant restricted shares with vesting after a specific period of time for the purposes of recruitment, retention or special recognition.

The full text of the Restricted Stock Plan is attached as Appendix A.

The following points summarize the material terms of the Restricted Stock Plan.

Administration of the Plan

The Restricted Stock Plan is administered by the Compensation Committee of the Board of Directors (“Compensation Committee”), which is composed of 4 independent directors in accordance with New York Stock Exchange Corporate Governance standards and listing rules. The members of the Compensation Committee also qualify under the “outside director” requirement for purposes of Section 162(m) of the Internal Revenue Code (“Code”). The Compensation Committee determines which officers, including the Chief Executive Officer, shall participate in the plan, establishes the corporate, operating unit and other performance objectives at the beginning of each performance cycle, typically a 2 to 3-year period, and evaluates the progress toward accomplishment of the established performance objectives at the end of the performance cycle and at the end of the year within a performance cycle.

Objective Areas, Performance Levels and Measurement of Performance Achieved

For each objective (corporate, unit and other), performance levels are established which, whenever possible, shall consist of successively higher standards or ranges. These performance levels are defined as Threshold, Target, Outstanding and Maximum. Performance below the Threshold level will not result in the payment of an award. A percentage weighting is assigned to each objective area for a total percentage weighting of 100%. Certain conditions called Control Measures may be established, but are not required. Failure to achieve a Control Measure may deprive the participants to whom it applies of their right to receive part or all of an award notwithstanding the level of performance attained on any or all other applicable objectives. An example of such a Control Measure used in the past is a year over year increase in earnings per share. The level of performance achieved against the objectives is determined by the Compensation Committee based upon the Company’s and its subsidiaries’ audited results.

Performance objectives have included such measures as growth in profitability for individual business units, growth in earnings per share for the corporate objective unit and more highly targeted strategic initiatives such as the 16 objectives established for 2009 and the 17 objectives established for the 2010 award cycle. These objectives are described in further detail in the Comprehensive Compensation Discussion and Analysis at page 13 herein.

Determining the Amount of an Incentive Award

Generally, the incentive award a participant is eligible to receive is the sum of the values attributable to performance actually attained for each objective or objective area in which the participant has been assigned objectives or the unit to which he or she belongs. The value of an incentive award is established based on a competitive compensation market survey that is performed by an independent consultant. The nature of the survey and how it is used to set the incentive compensation value for awards granted under the Restricted Stock Plan is discussed in further detail in the Comprehensive Compensation Discussion and Analysis. The amount of any award a participant is eligible to receive depends upon:

(a)	the participant’s base salary
(b)	the target incentive award percentage established for the participant
(c)	the percentage weighting applicable to the objective or objective area; and
(d)	the performance percentage which applies as a consequence of the performance level attained in that area.

The number of shares to be awarded each year shall be determined by application of the following formula:

Base Salary (adjusted for exchange rate if applicable) × Opportunity Award % ×
Award Level Achieved % ÷ Average Base Share Price = Base Shares

Target incentive equity opportunities under the Restricted Stock Plan for executive officers, including the Chief Executive Officer, can range from 35% to 177% of a participant’s base salary with a maximum payout of up to 200% of the participant’s target incentive award percentage, subject, in the case of the 2009 – 2010 award opportunity, to a stock price multiplier that is based upon the ratio of the current year average share price versus the prior year average share price. In a multi-year plan, earned awards of Restricted Stock are banked for all but the French participants at the end of each measurement period in the cycle (typically a fiscal year), but do not vest in the participant until the entire award cycle is completed; provided further, that the participant is still actively employed at the time of vesting excepting only death, retirement or permanent or total disability.

The Restricted Stock Plan may also be used to make targeted grants of Restricted Stock to individual participants for purposes of retention, recruitment or for special recognition of achievement. Such grants are typically for a limited number of shares and have a cliff vesting requirement, which means the recipient must be actively employed by the Company at some point in the future to receive unrestricted shares of stock under the award or they are forfeited. For U.S. participants, the right to vote both performance share and the target share grants and to receive dividends thereon, attaches at the date of grant and in the case of performance shares when they are earned and banked.(1) As with performance shares, targeted grants of Restricted Stock must be approved by the Compensation Committee.

Amendment of Objectives, Objective Areas and the Plan Terms

The Compensation Committee or the Board of Directors may, in their discretion, adjust performance measurements, objectives or objective areas during the year. However, this is typically not done except in the case of an extraordinary event that has a material impact on an objective, the occurrence of which could not reasonably have been foreseen or anticipated in the exercise of reasonable and good management. An example would be an objective that was based on an element of a business plan that was subsequently revised such that the objective no longer made business sense or was no longer capable of being accomplished under the new business plan. Such an instance occurred in the 2007 – 2008 award cycle where an objective related to the operational survival of the Lee mills was established at the beginning of the award cycle, but due to a subsequent change in the business plan a decision was made to close the Lee mills.

(1)	Due to French tax regulations, for French participants no award is banked or registered in the name of the participant until at least 2 years have elapsed following the grant date, therefore not entitling the participant to voting, dividend and other ownership rights until such time. The right for French participants to transfer the shares is restricted for 2 years following their vesting date.

The Board of Directors has the power to amend the plan and any award opportunity at any time, order the temporary suspension of its application or terminate it in its entirety; provided, however, that no such action shall adversely affect the rights or interests of participants theretofore vested.

Tax Treatment of the Restricted Stock Plan

Stockholder approval of the material terms of the Restricted Stock Plan is required in order for the Company to comply with the performance-based compensation exception set forth in Internal Revenue Service Code Section 162(m) and the regulations thereunder, so that, to the extent possible, compensation paid under the Restricted Stock Plan will be fully deductible by the Company as to any performance share grants. Target grants of Restricted Stock for purposes of retention, recruitment or special recognition would not likely be deductible as they do not typically satisfy the requirement of performance-based compensation.

The Board of Directors unanimously recommends a vote FOR approval of the material terms of the
Restricted Stock Plan.

EXECUTIVE COMPENSATION

COMPREHENSIVE COMPENSATION DISCUSSION & ANALYSIS

Compensation Philosophy

The Company’s compensation philosophy centers on 3 tenets:

•	Pay for performance
•	Alignment with stockholders
•	Total compensation set at market value for like skills and responsibilities

Implementation of Philosophy

The Company implements its compensation philosophy through a number of methodologies including:

•	Allocating a material portion of total compensation to incentive based, at risk, compensation opportunities
•	Setting incentive plan objectives that directly or indirectly contribute to increased shareholder value
•	Awarding a material portion of total compensation in the form of equity
•	Utilizing an annual competitive compensation study to guide total and individual compensation components and values

The Company’s philosophy is reflected in the components of the compensation opportunity provided for in the 2009 compensation package for the Chief Executive Officer, Chief Financial Officer, and next 3 highest compensated executive officers, the Named Executive Officers, between incentive-based and equity-based compensation as a percentage of total compensation.

Market Value Determination

Annually, the Compensation Committee retains an independent compensation consultant to conduct a competitive compensation analysis (Competitive Compensation Analysis). Towers Perrin has been retained for this purpose since 1995 based on its extensive databases and its ability to provide analyses for each of the geographic regions in which executive officers are based. The recent combination of Towers Perrin and Watson Wyatt has enhanced the database information and the world-wide capabilities of the combined entity in providing compensation advisory services relevant to the Company’s areas of operation. Towers Perrin presently has no other business dealings with the Company and is considered by the Compensation Committee to be independent of management in handling this assignment. The Compensation Committee periodically places this consulting assignment out for competitive bid and to evaluate the capabilities of other potential consultants.

The Competitive Compensation Analysis is intended to reflect changes in the scope of an executive’s responsibility, experience in the position and labor market conditions. Towers Perrin utilizes data from general industry surveys to benchmark executive compensation and does not base its conclusions on a limited number of specific companies in the Company’s industry segment, or a “peer group,” to establish the competitive market reference. The Company is in a very specialized niche in the paper industry, that does not have close comparables from whom compensation information is available which could form a valid peer group. Furthermore, the Company recruits from within and from outside the paper-making industry for executive talent, requiring the broader analysis performed by Towers Perrin to establish competitive compensation.

The 2008 Competitive Compensation Analysis utilized a combination of databases to evaluate the proposed 2009 executive compensation for U.S. based executives in lieu of a peer group of companies. Those databases included Towers Perrin’s 2008 Executive Compensation Database (783 participating organizations), Watson Wyatt’s 2008/2009 Survey Report on Top Management Compensation (2,206 participating organizations) and Mercer’s 2008 Executive Benchmark Database (2,579 participating organizations). Data was developed using normative revenue categories that reflect the size and organization level for each executive position being evaluated. The 2008 Competitive Compensation Analysis used a revenue screen of $785 million for the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Vice President-Administration, Controller and General Counsel positions; a revenue screen of $318 million for the President-Americas position; and a revenue screen of $467 million for the President-European Operations. For non-U.S. based executives, primarily manufacturing companies in the Towers Perrin regional databases were used and similarly adjusted using revenue thresholds that reflected the size of the local organization and level of each executive’s position. Regression equations and other methodologies were used, where applicable, to develop data comparisons from the databases employed in the Competitive Compensation Analysis. In France, 14 benchmark entities were used.(2)

The Competitive Compensation Analysis provides the Compensation Committee with the 25th, 50th and 75th percentile values for total compensation, total cash compensation, base salary, annual incentive opportunity, long-term incentive opportunity and guidance as to the amount of such compensation that is delivered in the form of cash or equity. The data developed from this process is used when a new executive is hired between studies to determine the initial compensation package. Supplementary information from recruiting and tax consultants is used to test the reasonableness of any recruitment incentives that may be offered to attract new talent.

(2)	The benchmark entities referenced in France included Air Liquide, Alcatel Lucent, Alstom, Areva, Bic, Essilor, Faurecia, Imerys, Michelin, PPR, Rhodia, Schneider Electric, Technip and Valeo.

The Company’s philosophy is to compensate its officers at the 50th percentile of the market for each component of compensation, +/- 15%. The 50th percentile was chosen as the compensation level at which experience indicated quality executive talent could be recruited and retained without overpaying. The variance range of +/- 15% is used to account for individual factors such as experience in the position, particular skill sets, performance and specific recruitment needs. To develop competitive references for the executive positions studied for 2009, Towers Perrin engaged in the following process:

•	gathered position information, updated scope and pay information from the Company
•	matched incumbents to survey benchmarks, generally holding benchmarks consistent from prior year
•	analyzed competitive data in accordance with the Company’s target markets
•	updated market rates to reflect 2008 mid-year salary rates to aid in salary adjustment decisions – data was aged with a projected annual update factor specific to each country

For 2009, the individual components of Named Executive Officer compensation were set at the following levels based on the 2008 Competitive Compensation Analysis:

Base Salary	Annual Performance Bonus	Long-Term Incentive Bonus	Total Compensation
50th Percentile of the market reference point	50th Percentile of the market reference point at Target	50th Percentile of the market reference point at Target	50th Percentile of the market reference point at Target

Our executive compensation program consists of the following components:

Compensation Element	Method for Establishing Its Value	Form of Payment	Who Establishes Objectives and Participation
Base Salary	Competitive Compensation Analysis is primary; subjective evaluation of performance applied to adjust +/- 15% from 50th percentile of the market reference point.	Cash	Chief Executive Officer recommends, Compensation Committee approves for all officers other than Chief Executive Officer who is approved by full Board of Directors; full Board evaluates Chief Executive Officer annually, Chief Executive Officer evaluates other officers annually.
Annual Incentive Plan	Competitive Compensation Analysis; performance-based measured over a fiscal year.	Cash	Chief Executive Officer recommends and Compensation Committee approves: (i) operating unit objectives at beginning of cycle and (ii) performance against corporate and operating unit objectives at year end. Chief Executive Officer approves officer individual objectives (not more than 30% of total opportunity) and performance against same. Board approves corporate unit objectives and Chief Executive Officer individual objectives (15% of total opportunity) and performance against same.
Long-Term Incentive Plan	Competitive Compensation Analysis; performance-based and measured over 2-3 fiscal years. This plan remains in effect, but has not been utilized the past few years.	Cash	Chief Executive Officer recommends and Compensation Committee approves (i) unit objectives at beginning of cycle and (ii) performance against unit objectives at end of each year in award cycle.

Compensation Element	Method for Establishing Its Value	Form of Payment	Who Establishes Objectives and Participation
Restricted Stock Plan	Competitive Compensation Analysis for performance share award opportunities;	Restricted stock performance shares are banked in each year of an award cycle with vesting at final completion of award cycle. Dividends and voting rights attach when banked.(3)	Chief Executive Officer recommends performance share objectives and targeted grants; Compensation Committee approves (i) performance share objectives and (ii) performance against objectives.
	Chief Executive Officer recommendation on targeted grants for retention, special recognition and recruitment.	Targeted grants are typically time-based with cliff vesting.	Chief Executive Officer recommends and Compensation Committee approves any targeted grants.
Executive Severance Plan	Board of Directors judgment(4). Provides a value equal to 3x highest base salary and incentive compensation earned under the Annual Incentive Compensation Plan and certain other benefits over prior 3 years in case of a change of control and between 6-24 months salary in the event of a termination for other than cause or voluntary departure.	Cash	Participation in the Executive Severance Plan and the terms of the plan were approved by the full Board of Directors. The multiples of annual compensation awarded by the plan were initially established based on a market assessment. The Board has reevaluated the plan terms at least twice since it was first approved in 1996.
Deferred Compensation Plan	In addition to a participant’s voluntary deferral of salary or bonus that has been earned, Company contributions may be made to participant accounts, typically to offset tax liabilities associated with targeted restricted stock grants.	Cash deposit to participant’s account.	The Chief Executive Officer recommends and the Compensation Committee must approve any company contributions to the Deferred Compensation Plan.

(3)	Due to French tax regulations, for French participants no award is banked or registered to the individual until at least 2 years after the grant date, therefore not entitling the participant to voting, dividend and other ownership rights.
(4)	Severance benefits reflect the fact that it may be difficult for very senior employees to find comparable employment within a short period of time and the value placed on being able to quickly resolve the termination of an executive employee by payment of a predetermined lump sum. Change of control benefits are contingent upon providing continued services, as requested, through a change of control thereby increasing the ability of the Company to accomplish that task with an intact management team, while recognizing a degree of security must be provided to retain officers who may be out of a position following their implementation of such a change in control. Further information concerning the severance benefits are found at pages 30-31.

Compensation Element	Method for Establishing Its Value	Form of Payment	Who Establishes Objectives and Participation
Perquisites	U.S. based officers get a maximum of $1,500 for a medical exam and financial planning/tax preparation services; foreign officers and officers in expatriate status may get other perquisites based on market conditions where they are assigned. Such benefits are determined in consultation with independent consultants.	Typically a cash reimbursement of certain expenses and company car if normally provided in the country.	The Chief Executive Officer recommends and the Compensation Committee must approve any perquisites provided to officers.
Retirement Plan(5) and Retirement Savings Plan (401-K)	Provided on the same basis as to all other employees.	Per plan terms.	Compensation Committee or the Board of Directors approves the plans.
Health, Welfare and Vacation Benefits	Provided on the same basis as to all other employees.	Per plan terms.	Company policy.

Base Salary – 2009

The base salary established for each Named Executive Officer against the competitive market median base salary is set forth below:

Named Executive Officer Position	2009 Base Salary	Competitive Compensation Study Market Median Base Salary
Chief Executive Officer	$685,000	$685,000
Chief Operating Officer	$420,000	$460,000
Treasurer, Chief Financial and Strategic Planning Officer	$335,000	$335,000
President – Americas	$290,000	$355,000	(6)
President – European Operations	$370,941	$301,505	(7)

(5)	Retirement Plan benefits for all U.S. salaried employees, including officers, were frozen effective January 1, 2006. Further details concerning the pension plan benefit are provided in the narrative following the Pension Benefits Table found at page 28 hereof.
(6)	The scope of the President – Americas position was in transition when the 2008 Competitive Compensation Analysis was performed and the final position had a reduced scope of responsibility compared to the scope of responsibility of the benchmarked positions.
(7)	The President – European Operations is based in France. His compensation is paid in euros and was converted using the December 31, 2008 exchange rate of 1.283 to the U.S. dollar. This position exceeds the +/- 15% variance because the benchmark data was based on a position that had responsibility for only a single profit center whereas the incumbent has responsibility for multiple profit centers and therefore more responsibility than the benchmarked positions.

Incentive Compensation – 2009 Objectives and Results Against Objectives

Based on full-year 2009 financial performance, the following results were achieved under the Company’s incentive compensation programs:

Annual Incentive Plan

The Annual Incentive Plan provides a cash-based award opportunity that may be earned if performance objectives are achieved over a fiscal year period. Objectives are established for unit and individual performance with the individual award component not exceeding 30% of the total award opportunity. Incentive cash opportunities can range from 17.5% to 150% of a participant’s base salary depending on the position held by the participant. Unit objectives, excepting the corporate unit and the Chief Executive Officer’s individual objectives, are approved by the Compensation Committee. The full Board of Directors approves the corporate unit objective and the Chief Executive Officer’s individual objectives. The Chief Executive Officer approves all other officer’s individual objectives.

A.    2009 Objectives.

The objectives for the 2009 incentive award opportunity under the Annual Incentive Plan applicable to the Named Executive Officers are set out below. These objectives were selected because they were deemed to be the primary drivers for delivering increased stockholder value. The amounts established for each succeeding performance level relate to actual prior-year earnings, budget which sets an aggressive goal for growing the business and thereafter increasingly more aggressive growth targets in the range of a 6% increase between each objective level. All 2009 corporate and unit objectives exclude the impact of restructuring charges.

Named Executive Officer Position	2009 Objectives
Chief Executive Officer	Corporate Unit: Earnings per Share
Chief Financial Officer	Threshold $0.97
Target $1.80
Outstanding $1.90
Maximum $2.00
Chief Operating Officer	Unit: Chief Operating Officer – Operating Profit (000)
Threshold $49,605
Target $66,800
Outstanding $70,800
Maximum $74,800
President – European Operations	Unit: European Operations 70% of the award opportunity = to the sum of operating profit (000) generated by StG, PdM and LTRI
Threshold $40,350
Target $56,260
Outstanding $62,116
Maximum $67,999
30% of the award opportunity is based on the successful sale or shutdown of PdMal by 12/31/2009 with operating losses not to exceed U.S. $15 million and severance costs not to exceed €18 million
President – Americas	40% of the award is based on Corporate earnings per share. 40% of the award is based on business unit operating profit (000) (Brazil & U.S.):
Threshold $ 22,920
Target $41,000
Outstanding $46,000
Maximum $49,000
20% of the award is based on individual objectives.

B.    2009 Performance Against Objectives

Actual 2009 performance against 2009 objectives for each Named Executive Officer under the Annual Incentive Plan was:

Named Executive Officer Position and Award Opportunity as a % of 2009 Base Salary	2009 Earned Pay out(8) vs. Median Opportunity at the Target Performance Level per Competitive Compensation Study	Final AIP Award %
Chief Executive Officer Threshold 37.50% Target 75.00% Outstanding 112.50% Maximum 150.00%	$988,969 vs. $513,750	Performance against objectives 144.4%
Chief Operating Officer Threshold 27.50% Target 55.00% Outstanding 82.50% Maximum 110.00%	$437,745 vs. $257,600	Performance against objectives: 104.2%
Chief Financial Officer Threshold 22.50% Target 45.00% Outstanding 67.50% Maximum 90.00%	$278,887 vs. $150,750	Performance against objectives: 83.3%
President – Americas Threshold 20.00% Target 40.00% Outstanding 60.00% Maximum 80.00%	$206,480 vs. $122,200(9)	Performance against objectives: 71.2%
President – European Operations Threshold 20.00% Target 40.00% Outstanding 60.00% Maximum 80.00%	$311,226 $175,438	Performance against objectives: 71.0%

The Target Incentive Award Percentages for each Named Executive Officer were established based on the Competitive Compensation Study data and were generally set at the market median at the Target level for annual bonus opportunity by position. The difference between each performance level was set based on the Committee’s judgment of various factors, including the difficulty of obtaining the objectives, the incentive value to the participant and the net return to stockholders at each performance level.

(8)	The amount earned by each Named Executive Officer is also reflected in the column labeled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table found on page 25.
(9)	The scope of the President-Americas position was in transition when the 2008 Competitive Compensation Analysis was performed and the final position had a reduced scope of responsibility compared to the scope of responsibility of the benchmarked positions.

C.    2010 Annual Incentive Plan Award Opportunity

The Compensation Committee established a 2010 award opportunity utilizing revised performance metrics noted below:

Objective Areas	2010 Performance Measurement Criteria
Corporate	Earnings per share: 75% of the award opportunity
Return on invested capital: 25% of the award opportunity
Unit	Operating profit: 30% of award opportunity
Net sales: 30% of the award opportunity
Free cash flow: 40% of the award opportunity
Individual	Not to exceed 30% of total award opportunity
Based on goals to be established with department head and approved by CEO, CEO goals approved by the Board of Directors

The Compensation Committee considers the performance levels necessary to earn the annual incentive award to be challenging at the Target objective level and increasingly more difficult at the Outstanding and Maximum award levels. Target level objectives are generally based on the annual budget which includes stretch goals for the business and corporate units. The Threshold level objective is generally set at the last year’s actual performance and is therefore directed to at least maintaining the prior year’s performance. The award payouts that may be achieved at each of the performance levels is set commensurate with its difficulty.

Restricted Stock Plan – Performance Shares: Year 2009 of the 2009-2010 Award Opportunity

A.    Performance Objectives.

The Company completed the first year of the two-year Performance Share Award Opportunity under the Restricted Stock Plan that commenced January 1, 2009 and ends on December 31, 2010. The performance objectives, performance metrics and assignment of same to the 2009 Named Executive Officers are summarized in the following tables:

Named Executive Officers and Position	Applicable 2009 Performance Objectives for 2009-2010 Performance Share Award Opportunity Restricted Stock Plan
Corporate	Common objectives for the group, including:
• 70% of award is based on an improvement in return on invested capital (“ROIC”) on continuing operations in 2009
Chairman and Chief Executive Officer	• 10% of award is based on development and successful execution of new restructuring plan to ensure earnings before interest, taxes, depreciation and amortization
Chief Operating Officer	(“EBITDA”) improvement > €9 million in 2010; restructuring expense to < €18 million in France
Treasurer, Chief Financial and Strategic Planning Officer

•

20% of award is based on business development which requires finalized structures for global lower ignition propensity paper and reconstituted tobacco franchises and strategy to reach sustainable ROIC > weighted avg. cost of capital

President – European Operations	• 20% of award opportunity is based on an improvement in ROIC on continuing operations in 2009

•

20% of award opportunity is based on development and successful execution of new restructuring plan to ensure EBITDA improvement > €9 million in 2010; restructuring expense to < €18 million in France

Named Executive Officers and Position	Applicable 2009 Performance Objectives for 2009-2010 Performance Share Award Opportunity Restricted Stock Plan
• 20% of the award is based on a 145% increase in ROIC at Papeteries de Mauduit
• 20% of award opportunity is based on an 11% increase in ROIC at LTR Industries
• 20% of the award is based on improvement in EBITDA > $2.2 million at St. Girons
President – Americas	• 20% of the award is based on an improvement in ROIC on continuing operations in 2009
• 20% of the award is based on an improvement in ROIC of the Brazilian operations
• 20% of the award is based on an improvement in ROIC of the Newberry mill operations
• 20% of the award is based on an improvement in the ROIC on the wrapper & binder business – Ancram mill
• 10% of the award is based on an improvement of the EBITDA of the Spotswood #17 paper machine
• 10% of the award is based on an improvement of the ROIC on #21 paper machine – Ancram mill
B.	2009 Performance Share Award Opportunity as a % of 2009 Base Salary and Relative to Competitive Long-Term Incentive Market Multiples at Target.(10)

Named Executive Officer Position	25% Threshold	100% Target/Market Median	150% Outstanding	200% Maximum
Chairman and Chief Executive Officer	42.50%	170%/168%	255%	340%
Chief Operating Officer	28.75%	115%/112%	173%	230%
Treasurer, Chief Financial and Strategic Planning Officer(11)	22.50%	90%/82%	135%	180%
President – European Operations	15.00%	60%/50%	90%	120%
President – Americas	15.00%	60%/87%	90%	120%

Except as noted in footnote 11, the Performance Share Award Opportunity as a percent of base salary at each level was established for each Named Executive Officer based on competitive market data as approved by the Compensation Committee.

(10)	The Company previously used the Black-Scholes valuation methodology to set long-term incentive awards and decided to convert to the FAS 123R methodology in 2009, but subjective judgment was used in making this conversion where the impact from changing methodologies caused a dramatic change in the incentive award opportunity.
(11)	A specific competitive analysis of long-term incentive opportunity was not performed for this position as it was newly created in January 2009. The compensation package, including incentive compensation opportunities, was based on the market median for the Chief Financial Officer position. It will be evaluated as part of the 2009 Executive Compensation Competitive Analysis used to establish 2010 compensation opportunities.

C.    Performance against 2009 Performance Share Award Objectives.

The following tables show the Named Executives combined performance against the objectives they were assigned:

Named Executive Officer Position	Objective Achieved Target = 100%	Shares Earned in Year 2009
Chief Executive Officer	183%	193,615
Chief Financial Officer	183%	50,128
Chief Operating Officer	183%	80,305
President – European Operations	160%	34,995
President – Americas	185%	29,246

D.    Year 2010 of 2009-2010 Performance Share Award Opportunity

At the beginning of the 2009-2010 award cycle, objectives and performance levels were set for both years and they will remain essentially as originally established. However, the Compensation Committee revised certain of the performance levels to address changed conditions such as revising the return on invested capital at the maximum level upward to reflect an estimated cost of capital in the 9% to 11% range. The performance level for certain of the continuing operations objectives were revised to better reflect the 2010 budget and annual incentive plan targets, which primarily impacted the objectives for global lower ignition propensity papers. As to strategic objectives, those related to Papeteries de Malaucène were refocused on asset disposition, St. Girons reset to better align to the 2010 budget and annual incentive plan objectives and objectives for the U.S. and Indonesia objectives were raised to reflect the new state of those businesses.

Stockholder Return

The return to stockholders in 2009 from the actions accomplished under the Annual Incentive Plan and Restricted Stock Plan long-term incentive opportunity are noted below:

% of gross Net Income, excluding restructuring and impairment expenses, retained for stockholders	84.1%
% of gross Net Income increase paid to all AIP/LTIP participants including Named Executive Officers	15.9%

Director Compensation

The compensation paid to directors generally follows the same principles as apply to Named Executive Officer compensation. Director compensation is market based and closely aligned with the interests of stockholders by allocating more than 50% of the total compensation to equity. Director compensation is established based on the same type of competitive compensation analysis as is used to set executive compensation. Total Director compensation is targeted at the 50th percentile of the selected peer group, which consisted of the companies noted below in 2009:

•	Buckeye Technologies, Inc.
•	Caraustar Industries, Inc.
•	Chesapeake Corporation
•	Nashua Corporation
•	Neenah Paper, Inc.
•	P.H. Glatfelter Company
•	Pope & Talbot Inc.
•	Potlatch Corporation
•	Wausau Paper Corporation

Director compensation is more heavily weighted toward meeting fees and equity than the peer group, which reflects the value the Company places on meeting attendance and alignment with stockholders.

The Board of Directors typically adjusts director compensation every 2 years. In 2009, the Board of Directors approved changes in director compensation that were effective January 1, 2010. The 2010 compensation for directors is summarized below:

Fee	Current	2010
Chairperson's Committee Meeting Fee	$2,500 per meeting	No change
Committee Member Meeting Fee	$1,750 per meeting	No change
Annual Retainer Fee	$47,000 per annum	$60,000 per annum payable in stock
Lead Non-Management Director Fee	$16,000 per annum payable in equal quarterly installments in cash or stock at the director’s election	No change
Regular Board Meeting Fee	$5,000	No change
Board Meeting Fee: Meeting Scheduled as a Telephonic Meeting	Not presently a category	$1,500.00

In off years when Director compensation is not fully evaluated, the Compensation Committee will assess whether or not an increase, not to exceed 2%, is appropriate to maintain Director compensation at the 50th percentile.

Corporate Income Tax Treatment  The incentive compensation earned under the Annual Incentive Plan and the Performance Shares earned under the Restricted Stock Plan qualify as performance-based compensation for purposes of excluding them from the $1 million limit on non-performance based compensation that can be taken as a corporate income tax deduction under Code Section 162(m). To date, the Company has not lost any income tax deductions associated with executive compensation. The Compensation Committee and the Board of Directors evaluates the objective of maximizing the Company’s income tax deductions, but does not have a firm policy prohibiting payment of compensation that would not qualify for favorable tax treatment under Code Section 162(m).

Compensation Approval Process  Each year, the Chief Executive Officer meets with the Chairman of the Compensation Committee and the Compensation Committee’s independent consultant to develop and review an executive compensation package for the upcoming year. The annual Competitive Compensation Analysis is also reviewed at that time and any questions concerning its conclusions or the process are vetted. The Compensation Committee Chairman may, at his discretion, meet separately with the independent compensation consultant. Based on this pre-meeting and any follow-up work identified at that time, an executive compensation proposal is prepared and provided to the full Compensation Committee for their review of all findings and recommendations at a meeting that is typically held in November of each year. At that meeting some actions may be taken on matters that do not include incentive based compensation. The Compensation

Committee meets again, typically in February, to discuss the executive compensation program. At this meeting, the Compensation Committee will take action on primarily incentive based compensation and other matters not concluded on in the November meeting and conclude on its recommendations to the full Board of Directors concerning the establishment of the Corporate Unit Objectives under the Annual Incentive Plan for the upcoming award cycle. The Compensation Committee also provides recommendations for the Chief Executive Officer’s base salary and individual performance objectives for the upcoming year and evaluates his performance against the current year objectives.

Commencing in 2010, the Compensation Committee undertook an evaluation of the design of the executive compensation program relative to risk and whether it creates a reasonable probability of an adverse impact on the Company.

At the February 25, 2010 Board of Directors meeting, the Compensation Committee provided a full report on its actions on executive compensation for the upcoming year as well as its estimate of payouts, if any, under the incentive compensation award opportunities for the current year. The Compensation Committee also reports on any targeted equity grants made during the year outside of the equity opportunity provided by the incentive compensation plan awards. The Board of Directors will take action on the Corporate Unit Objective under the Annual Incentive Plan for the upcoming year and will address the current and upcoming year compensation for the Chief Executive Officer in the non-management directors meeting. When audited financial results are available, or known, the Compensation Committee completes its evaluation of the performance attained against objectives and approves the final award payments.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Comprehensive Compensation Discussion & Analysis with management.

Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Comprehensive Compensation Discussion & Analysis be included in the Company’s Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Richard D. Jackson (Chairman)
Claire L. Arnold
William A. Finn
Anderson D. Warlick

Summary Compensation

The executive compensation information reported in the Summary Compensation Table set forth below is for services rendered to the Company and its subsidiaries commencing on January 1, 2009 and ending on December 31, 2009, the last day of the Company’s 2009 fiscal year. All compensation earned in the 2009 fiscal year is reported in that year without regard to when actually paid by the Company or deferred by the recipient and therefore not technically received by the recipient in the 2009 fiscal year.

2009 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($)(c)	Bonus ($)(d)	Stock Awards ($)(e)	Non-Equity Incentive Plan Compensation ($)(g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(h)	All Other Compensation ($)(i)	Total ($)(j)
Frédéric P. Villoutreix Chairman of the Board and Chief Executive Officer(1)	2009	685,000	35,863	3,595,431	988,969	0	38,187	5,343,450
	2008	488,501	36,860	0	69,565	0	284,433	879,359
	2007	439,410	36,618	682,235	225,967	0	286,062	1,670,292
Peter J. Thompson Treasurer, Chief Financial and Strategic Planning Officer(2)	2009	335,000	0	930,877	278,887	5,336	35,885	1,585,985
	2008	325,000	2,126	0	84,240	5,769	44,206	461,341
	2007	312,000	0	353,131	144,472	5,717	31,486	846,806
Torben Wetche Chief Financial Officer and Treasurer(3)	2009	27,917	0	0	0	0	275,565	303,482
	2008	153,448	0	97,350	30,131	0	13,906	294,835
Michel Fievez President – European Operations(4)	2009	440,390	53,053	649,857	311,226	0	138,195	1,592,720
	2008	382,085	815	0	76,230	0	16,702	475,832
Otto R. Herbst Chief Operating Officer(5)	2009	426,030	0	1,491,264	437,745	0	45,114	2,400,153
	2008	354,430	2,105	0	130,128	0	100,551	587,214
	2007	335,000	0	289,326	180,900	0	175,264	980,490
Wilfred A. Martinez(6) President – Americas	2009	290,000	0	543,098	206,480	0	113,696	1,153,274

(1)	Mr. Villoutreix was the Chief Operating Officer from February 2006-December 2008. On January 1, 2009 he became the Chief Executive Officer. Column (d) Year 2008 includes a completion bonus of $32,973 and a one time bonus of $3,887 equal to the amount of dividends that participants who earned Restricted Stock Plan Share awards would have earned had the shares earned been issued by the February 18, 2008 dividend record date. Column (e): Year 2009 includes a Long-Term Incentive Plan award valued at the February 12, 2009 grant date price of $18.57. Year 2007 includes a restricted stock award of 5,000 shares granted on January 3, 2007 at a share price of $25.98 that vests on January 3, 2010. Dividends are not included in the disclosed stock award values. Column (i): Includes $10,000 to partially offset tax liabilities associated with restricted stock grants, $12,887 in dividends on restricted stock and $14,700 in 401(k) savings plan matching contributions.
(2)	Mr. Thompson was Chief Financial Officer and Treasurer from August 1, 2006–August 10, 2008. From August 11, 2008 until January 21, 2009 he was Vice President–Strategic Planning and Implementation. On January 22, 2009 he became Treasurer, Chief Financial and Strategic Planning Officer. Column (d): Year 2008 a one-time bonus equal to the amount of dividends that participants who earned Restricted Stock Plan Performance Share awards in 2007 would have earned had the shares earned been issued by the February 18, 2008 dividend record date. Column (e): Year 2009 includes a Long-Term Incentive Plan award valued at the February 12, 2009 grant date price of $18.57. Year 2007 includes a restricted stock award of 2,500 shares granted on January 3, 2007 at a share price of $25.98 that vests on January 3, 2010. Dividends are not included in the disclosed stock award values. Column (h): An increase representing market-based interest on his cash balance retirement fund account balance in the Schweitzer-Mauduit

International, Inc. Retirement Plan. Column (i): Includes $5,000 to partially offset tax liabilities associated with restricted stock grants $14,805 in 401(k) savings plan matching contributions, $10,454 in Company contributions to the Deferred Compensation Plan that exceeded IRS limitations on qualified plan contributions, $3,626 in dividends on restricted stock, $1,000 reimbursement of tax preparations fees and $1,000 in company match on charitable donations.
(3)	Mr. Wetche was Chief Financial Officer and Treasurer from August 11, 2008 to January 22, 2009. Column (c): Year 2008 includes unused regular vacation of $25,770. As Mr. Wetche was employed at 12/31/2008, but subsequently left the Company’s employ, per Company policy he earned a 2009 vacation benefit as of that date. The 2008 amounts reflect amounts earned in 2008 for 2009 vacation. Column (e) Year 2008 includes the following restricted stock award of 5,000 shares granted on August 11, 2008 at a share price of $19.47 that was to vest on August 10, 2012. Dividends are not included in the disclosed stock award value. Column (i): Includes $11,315 in 401(k) savings plan matching contributions, $251,250 in severance and $13,000 in mortgage and housing fees.
(4)	Mr. Fievez first became a Named Executive Officer in 2008. His compensation is paid in euros and it has been converted at the 12/31/2009 exchange rate of 1.517 euros to the U.S. dollar for 2009 compensation and the 12/31/2008 exchange rate of 1.3912 euros to the U.S. dollar for 2008 compensation, with the exception of the AIP payment which has been converted at the 3/4/2009 exchange rate of 1.264 euros to the U.S. dollar. Column (c): Year 2009 includes $9,343 in unused vacation. Column (d); Year 2008 includes a one-time bonus equal to the amount of dividends that participants who earned Restricted Stock Plan Performance Share awards in 2007 would have earned had the shares earned been issued by the February 18, 2008 dividend record date. Column (e): Year 2009 includes a Long -Term Incentive Plan award valued at the February 12, 2009 grant date price of $18.57. Dividends are not included in the disclosed stock award value. Column (i): Includes $109,649 in Company contributions to the Deferred Compensation Plan that vests on March 21, 2010, $5,445 in dividends on restricted stock, $113 for an annual physical, $9,025 for life insurance, $8,848 in unemployment insurance, and $5,115 in car allowance.
(5)	Mr. Herbst was President-Americas from August 1, 2006 until January 1, 2009 when he became Chief Operating Officer. Column (c): Year 2009 and Year 2008 include $6,030 in unused vacation. Column (d): Year 2008 includes a one-time bonus equal to the amount of dividends that participants who earned Restricted Stock Plan Performance Share awards in 2007 would have earned had the shares earned been issued by the February 18, 2008 dividend record date. Column (e): Year 2009 includes a Long-Term Incentive Plan award valued at the February 12, 2009 grant date price of $18.57. Dividends are not included in the disclosed stock award values. Column (i): Includes $4,000 to partially offset tax liabilities associated with restricted stock grants, $11,797 in 401(k) saving plan matching contributions, $21,222 in Company contributions to the Deferred Compensation Plan in 401(k) saving plan contributions that exceeded IRS limitations on qualified plan contributions, and $8,105 in dividends on restricted stock.
(6)	Mr. Martinez first became a Named Executive Officer in 2009. Column (e): Year 2009 includes a
Long-Term Incentive Plan award valued at the February 12, 2009 grant date price of $18.57. Dividends are not included in the disclosed stock award value. Column (i): Includes $16,221 in 401(k) saving plan matching contributions, $95,475 in relocation expenses and $2,000 in company match on charitable donations.

Mr. Villoutreix was based in France until July 1, 2008 when he returned to the United States. He was compensated as an expatriate from February 2006 through June 2008. He received certain income and Medicare tax gross-ups, educational allowances and foreign service payments as a result of this foreign assignment. In order to induce Mr. Villoutreix to join the Company, his employment offer included a signing bonus, a guaranteed Annual Incentive Plan payout in 2006, a grant of 10,000 shares of restricted stock and a completion bonus of 25,000 euros per year for a 4-year period.

The expatriate package for Mr. Villoutreix was developed in consultation with KPMG and Towers Perrin, internationally recognized tax and compensation consultants, respectively. The compensation package was reviewed with and approved by the Company’s Compensation Committee.

Mr. Fievez joined the Company on May 30, 2007 as its President–European Operations. His base salary was set above the 50th percentile indicated by the Competitive Compensation Analysis to attract him to the Company and in recognition of the fact that the Competitive Compensation Analysis was based on a position with responsibility for only one profit center whereas Mr. Fievez’s responsibilities included multiple profit centers. He was guaranteed an Annual Incentive Plan bonus at Target in 2007 to offset a loss of bonus with his former employer and a signing bonus to attract him and to compensate for the loss of a supplemental pension benefit. A restricted stock grant was made to compensate him for the loss of stock options upon leaving his former employer.

2010 GRANTS OF PLAN-BASED AWARDS

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Frédéric P. Villoutreix	2/12/2009	407,813	543,750	1,046,719	50,779	65,522	131,042
Peter J. Thompson	2/12/2009	119,813	159,750	295,538	13,163	16,984	33,971
Torben Wetche	—	0	0	0	0	0	0
Michel Fievez	2/12/2009	138,158	184,209	349,998	5,580	13,950	27,900
Otto R. Herbst	2/12/2009	179,438	239,250	466,538	20,611	26,594	53,187
Wilfred A. Martinez	2/12/2009	89,610	119,480	227,012	3,812	9,527	19,056

2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Frédéric P. Villoutreix	0			15,000	(3)	1,055,250
Peter J. Thompson				2,500	(4)	175,875
1/8/2001	6,528	19.35	1/7/2011
1/15/2002	2,339	23.045	1/14/2012
1/2/2003	4,077	24.525	1/1/2013
1/2/2004	3,315	30.165	1/1/2014
1/3/2005	2,980	33.55	1/2/2015
Torben Wetche	0			0
Michel Fievez	0			5,000	(5)	351,750
Otto R. Herbst				10,000	(6)	703,500
1/8/2001	3,000	19.35	1/7/2011
1/15/2002	4,700	23.045	1/14/2012
1/2/2003	3,750	24.525	1/1/2013
1/2/2004	5,200	30.165	1/1/2014
1/3/2005	5,250	33.55	1/2/2015
Wilfred A. Martinez	0	0	0	0		0

(1)	The option grants listed became fully vested on 1/8/2004, 1/15/2005, 1/2/2006, 1/2/2007 and 1/3/2008.
(2)	Grants of restricted stock under the Restricted Stock Plan. Dividends are paid on unvested restricted stock at a rate of $0.60 per year per share from the date of grant. Value calculated using December 31, 2009 share price of $70.35 per share.
(3)	10,000 shares of restricted stock vested on January 1, 2010 and 5,000 shares on January 3, 2010.
(4)	The restricted stock vested on January 1, 2010.
(5)	The restricted stock vests on May 31, 2011.
(6)	5,000 shares of restricted stock vested on January 1, 2010 and 5,000 shares vest on August 1, 2010.

2009 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Vested
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Frédéric P. Villoutreix	0	0	25,913		354,749
Peter J. Thompson	34,799	743,121	14,175		194,056
Torben Wetche	0	0	0		0
Michel Fievez	0	0	5,434	(2)	74,391
Otto R. Herbst	0	0	14,031		192,084
Wilfred A. Martinez	0	0	0		0

(1)	All shares vested on March 6, 2009. The value was computed using the March 6, 2009 closing price of $13.69.
(2)	The shares are not transferrable until two years after the vesting date.

2009 PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)
Peter J. Thompson	Schweitzer-Mauduit International, Inc. Retirement Plan	10	138,728
Michel Fievez	French Retirement Indemnity	(1)	172,040
	French Social Security Pension		70,782

(1)	Indemnity retirement assumes if Mr. Fievez retires at age 65 he would have 14 years of seniority. The seniority entitles him to a retirement indemnity of 2 months salary per year of service, the indemnity is based on a salary (base salary + AIP) estimated in 2022 with the assumption of an increase of 4% per year.

Mr. Thompson participates in the Company’s Retirement Plan, a qualified defined benefit plan. The Retirement Plan had 2 benefit formulas, a final average pay benefit formula which does not apply to any Named Executive Officers and a cash balance benefit formula applicable to Mr. Thompson. The accrual of additional benefits under the Retirement Plan for both benefit formulas was frozen for all salaried employees, including the Named Executive Officers, effective as of January 1, 2006. Consequently, salaried participants in the final average pay benefit formula accrue no further benefits under the Retirement Plan and salaried participants in the cash balance benefit formula continue to accrue only annual interest on their account balances after December 31, 2005, which amount is included in the Present Value of the Accumulated Benefit. The reported benefit is based on the final cash balance account for Mr. Thompson as of December 31, 2005.

Cash Balance Benefit Formula

Mr. Thompson’s cash balance account is credited with an annual interest credit based on the average yield on the 30-year Treasury bill for the November immediately preceding the current Retirement Plan year. The interest credit will continue to be accrued on the account balance after December 31, 2005. Participants have the option to receive their vested account balance as either a lump-sum payment, an immediate single life annuity or a 50% joint and survivor annuity if married when they terminate employment with the Company or become disabled.

Mr. Thompson is immediately entitled to his cash account balance upon termination for any reason.

Present Values in the Pension Benefits Table are based on the following assumptions:

Retirement Age	Immediate for cash balance benefit
Payment Form	Lump Sum for cash balance benefit

Mr. Fievez’s retirement benefit is accrued and paid in accordance with the French statutory programs. The French Retirement Indemnity and the Social Security pension provide benefits based on years of service and compensation.

NON-QUALIFIED DEFERRED COMPENSATION PLANS

Name	Executive contributions in last FY ($)(1)	Registrant contributions in last FY ($)(1)		Aggregate earnings in last FY ($)	Aggregate balance at last FYE ($)
Frédéric P. Villoutreix	0	10,000	(2)	29,693	130,538
Peter J. Thompson	17,424	15,454	(3)	90,265	451,650
Torben Wetche	12,013	0		5,756	17,769
Michel Fievez	0	0		0	0
Otto R. Herbst	38,513	25,222	(4)	41,724	179,244
Wilfred A. Martinez	31,700	0		3,318	35,018

(1)	All contributions in 2009 relating to 2009 compensation were reported as compensation in the 2009 Summary Compensation Table. Contributions expensed in a prior year are not included.
(2)	Company contributions to the Deferred Compensation Plan on Mr. Villoutreix’s behalf were $10,000 to partially offset tax liabilities associated with restricted stock grants.
(3)	Company contributions to the Deferred Compensation Plan on Mr. Thompson’s behalf included $10,454 in 401(k) saving plan contributions that exceeded IRS limitations on qualified plan contributions and $5,000 to partially offset tax liabilities associated with restricted stock grants.
(4)	Company contributions to the Deferred Compensation Plan on Mr. Herbst’s behalf included $21,222 in 401(k) saving plan contributions that exceeded IRS limitations on qualified plan contributions and $4,000 to partially offset tax liabilities associated with restricted stock grants.

The Deferred Compensation Plan permits eligible employees who elect to participate to defer receipt and taxation of a portion of their annual salary and incentive bonuses. The amount of annual salary and incentive bonus awards that may be deferred is limited to 25% and 50%, respectively. Eligibility to participate in the Deferred Compensation Plan is limited to “management” and “highly compensated employees” as defined in the Employee Retirement Income Security Act of 1974, as amended. The Company may, with Compensation Committee approval, make cash contributions to a participant’s account in the Deferred Compensation Plan. In connection with the recent changes to the regulations governing deferred compensation plans imposed by the American Jobs Creation Act of 2004, contributions and deferrals into the Deferred Compensation Plan have been frozen to stop the accrual of additional unvested benefits in that plan as of December 31, 2004. Participants will not accrue any additional benefits other than market-based investment earnings or losses on their individual accounts in that plan. Post December 31, 2004 deferrals and corporate contributions go into the Deferred Compensation Plan No. 2. This plan is also a non-qualified, deferred compensation plan. This plan is intended to operate in a manner substantially similar to the Deferred Compensation Plan, subject to the requirements and changes mandated under Code Section 409A.

Amounts deferred into the Deferred Compensation Plan by a participating officer, or contributed on the officer’s behalf by the Company, can be invested at the officer’s election in an account that tracks, but does not actually invest in, some of the fund elections available under the Company’s 401(k) savings plan. The participating officer bears the investment risk. The Company makes no guaranty as to the return of the principal amount of any funds deferred or of any income thereon. The funds remain subject to the Company’s creditors while in the Deferred Compensation Plan.

A Participant may elect to receive payment of the vested amount credited to his Deferral Account based on a Participant election of a single lump sum or 3, 5, or 10 annual installments. No payments may commence in less than 5 years following the date of the deferral election, except for alternative distributions that may occur in certain defined circumstances including disability, death of participant, separation from service, change of control and unforeseeable emergency; as such terms are defined in the plan. Certain individuals, which includes plan participants who are Named Executive Officers, must defer distributions from the plan for 6 months following a separation from service.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company’s Executive Severance Plan (the “Severance Plan”) provides that in the event of termination of a participant’s employment with the Company or one of its French affiliates for any reason other than death, disability or retirement within 2 years after a change of control of the Company, a participant will be entitled to salary and benefit continuation. A change of control is defined as the date as of which: (a) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires actual or beneficial ownership of shares of the Company having 15% or more of the total number of votes that may be cast for the election of directors of the Company; or (b) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

In the event of termination as a result of a change of control, participants employed in the United States will be entitled to:

(i)	receive a cash payment in an amount equal to 3 times the highest annual compensation (base salary and annual incentive awards) paid or payable within the 3 year period ending on the date of termination;
(ii)	receive health and dental benefits from the Company for a period of 3 years; and
(iii)	receive a cash payment in an amount equal to the actuarial equivalent of the accrued benefits the participant would have earned under the Retirement Plan and the Supplemental Plan if the participant had continued participation in those plans for 3 years following termination. The Executive Severance Plan was amended in November 2005 to provide that the calculation of the actuarial equivalent of the accrued benefit would be based on the terms of the Retirement Plan prior to the effective date of the freeze of the accrual of further Retirement Plan benefits for salaried employees that was effective December 31, 2005.

A participant employed by one of the Company’s French subsidiaries is entitled to essentially the same payments and benefits as a United States participant, subject to certain adjustments which take into account the differences between the respective compensation, benefit and pension plans and programs in the United States and France.

Upon a change of control, all restricted stock, stock options and corporate deferred compensation plan contributions that have been granted, but not yet vested, vest automatically. Under the Annual Incentive Plan, the participant is entitled to payment of a pro rata portion of the incentive award at the Target performance percentage, without regard to achievement of pre-established objectives. Under the Long-Term Incentive Plan, the participant will receive a pro rata portion of the performance awards allotted to the participant also based upon Target performance. The Long-Term Incentive Plan also contains a provision for such an award in the event of a constructive discharge following a change of control or potential change of control. Constructive discharge is deemed to have occurred upon any of the following actions taken by the Company or an Affiliate without the participant’s written consent following a potential change of control: (a) the assignment of duties inconsistent with, or the reduction of the powers, duties, responsibilities, and prerogatives associated with, the participant’s position, office, and status with the Company or an Affiliate; (b) a demotion of the participant or any removal of the participant from or failure to re-elect or reappoint the participant to any title or office; (c) a reduction in the participant’s base salary or bonus potential or the Company’s or an Affiliate’s failure to increase the participant’s base salary (within 12 months of the participant’s last increase in base salary); and (d) any other similar actions or inactions by the Company or an Affiliate.

A potential change of control is defined as the date as of which: (a) the Company enters into an agreement the consummation of which, or the approval by stockholders of which, would constitute a Change of Control; (b) proxies for the election of directors of the Company are solicited by anyone other than the Company; (c) any person (including, but not limited to, any individual, partnership, joint venture, corporation, association or trust) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change of Control; or (d) any other event occurs which is deemed to be a Potential Change of Control by the Board and the Board adopts a resolution to the effect that a Potential Change of Control has occurred.

The Company shall pay the participant an additional gross-up payment to compensate such participant for the excise tax liability under Code Section 4999.

The Compensation Committee of the Board of Directors of the Company establishes the eligibility criteria for participation and, from time to time, designates key employees as participants in the Severance Plan. Subject to certain conditions, the Severance Plan may be amended or terminated by resolution of the Board of Directors, but no such amendment or termination shall be effective during the 2-year period following a change of control of the Company without the consent of all of the participants. The Company has agreements under the Severance Plan with the Named Executive Officers and certain other key employees.

The maximum amounts payable upon termination pursuant to the Executive Severance Plan, assuming that a change of control of the Company and the termination of their employment on a basis that triggers plan benefits had occurred on December 31, 2009, are set forth in the following tables for all Named Executive Officers except Torben Wetche. Where no number is input on a line item, it indicates a zero.

Potential Payments to Frédéric P. Villoutreix Upon Retirement,
Termination or Change in Control as of December 31, 2009

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary				685,000	2,055,000	685,000
Annual Incentive
Short-Term Incentive					2,966,907
Long-Term Incentives – Performance Shares					2,831,925	2,831,925
Restricted Stock Units			1,055,250		1,055,250	1,055,250
Benefits and Perquisites:
Deferred Compensation Plan					30,068
Health Care					56,236
Dental Care					1,837
Disability Benefits					3,348
Life Insurance					1,490
Accrued Vacation Pay 4 weeks				52,692	158,077	52,692
Qualified Pension	Lump Sum Benefit	175,070	175,070	175,070	175,070	175,070
Excess Pension in Deferred Comp
Qualified 401(k) Plan	Lump Sum Benefit	156,640	156,640	156,640	156,640	156,640
Excess 401(k) in Deferred Comp	Lump Sum Benefit	23,026	23,026	23,026	23,026	23,026
Additional payment based on Pension Plan	Lump Sum Benefit				199,263
Additional payment based on 401(k) Plan	Lump Sum Benefit				135,822
Tax Gross-Ups
Total Executive Severance		354,736	1,409,986	1,092,428	9,849,959	4,979,603

Potential Payments to Peter J. Thompson Upon Retirement,
Termination or Change in Control as of December 31, 2009

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary				335,000	1,005,000	335,000
Annual Incentive
Short-Term Incentive					836,661
Long-Term Incentives – Performance Shares					733,543	733,543
Restricted Stock Units			175,875		175,875	175,875
Benefits and Perquisites:
Deferred Compensation Plan					14,867
Health Care					47,190
Dental Care					2,828
Disability Benefits					3,348
Life Insurance					1,490
Accrued Vacation Pay 4 weeks				25,769	77,308	25,769
Qualified Pension	Lump Sum Benefit	252,615	252,615	252,615	252,615	252,615
Excess Pension in Deferred Comp	Lump Sum Benefit	25,730	25,730	25,730	25,730	25,730
Qualified 401(k) Plan	Lump Sum Benefit	490,390	490,390	490,390	490,390	490,390
Excess 401(k) in Deferred Comp	Lump Sum Benefit	39,249	39,249	39,249	39,249	39,249
Additional payment based on Pension Plan	Lump Sum Benefit				159,159
Additional payment based on 401(k) Plan	Lump Sum Benefit				84,505
Tax-Gross-Ups
Total Executive Compensation		807,984	983,859	1,168,753	3,949,758	2,078,171

Potential Payments to Michel Fievez Upon Retirement,
Termination or Change in Control as of December 31, 2009

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary				438,595	1,315,785	438,595
Annual Incentive
Short-Term Incentive					933,679
Long-Term Incentive – Performance Shares					472,588	472,588
Restricted Stock Units			734,032		734,032	734,032
Benefits and Perquisites:					233,304
Deferred Compensation Plan					total Benefits and Perquisites
Health Care
Dental Care
Disability Benefits
Life Insurance
Accrued Vacation Pay
Qualified Pension
Excess Pension in Deferred Comp
Qualified 401(k) Plan
Excess 401(k) in Deferred Comp
Additional payment based on Pension Plan
Additional payment based on 401(k) Plan
Tax Gross-Ups
Total Executive Severance			734,032	438,595	3,689,388	1,645,215

Potential Payments to Otto R. Herbst Upon Retirement,
Termination or Change in Control as of December 31, 2009

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary				420,000	1,260,000	420,000
Annual Incentive
Short-Term Incentive					1,313,235
Long-Term Incentives – Performance Shares					1,165,397	1,165,397
Restricted Stock Units			703,500	703,500		703,500
Benefits and Perquisites:
Deferred Compensation Plan					15,359
Health Care					32,058
Dental Care					2,828
Disability Benefits..					3,348
Life Insurance					1,490
Accrued Vacation Pay 5 weeks				40,385	121,154	40,385
Qualified Pension	Lump Sum Benefit	92,224	92,224	92,224	92,224	92,224
Excess Pension in Deferred Comp
Qualified 401(k) Plan	Lump Sum Benefit	89,518	89,518	89,518	89,518	89,518
Excess 401(k) in Deferred Comp	Lump Sum Benefit	55,491	55,491	55,491	55,491	55,491
Additional payment based on Pension Plan	Lump Sum Benefit				161,447
Additional payment based on 401(k) Plan	Lump Sum Benefit				99,023
Tax Gross-Ups
Total Executive Severance		237,233	940,733	697,618	5,116,072	2,566,515

Potential Payments to Wilfred A. Martinez Upon Retirement,
Termination or Change in Control as of December 31, 2009

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Death or Disability ($)
Compensation:
Base Salary				290,000	870,000	290,000
Annual Incentive
Short Term Incentive					619,440
Long-Term Incentive – Performance Shares					407,249	407,249
Restricted Stock Units
Benefits and Perquisites:
Deferred Compensation Plan
Health Care					11,498
Dental Care					2,828
Disability Benefits					3,348
Life Insurance					1,490
Accrued Vacation Pay – 4 weeks				22,308	66,924	22,308
Qualified Pension	Lump Sum Benefit
Excess Pension in Deferred Comp
Qualified 401(k) Plan	Lump Sum Benefit	52,200	52,200	52,200	52,200	52,200
Excess 401(k) in Deferred Comp	Lump Sum Benefit	2,700	2,700	2,700	2,700	2,700
Additional payment based on Pension Plan	Lump Sum Benefit
Additional payment based on 401(k) Plan	Lump Sum Benefit
Tax Gross-Ups
Total Executive Severance		54,900	54,900	367,208	2,037,677	774,457

Compensation of Directors

A director who is an officer or an employee of the Company or any of its subsidiaries or affiliates does not receive any fees for service as a member of the Board of Directors, but is reimbursed for expenses incurred as a result of such service. Specific details as to the compensation of directors is discussed in the Comprehensive Compensation Discussion and Analysis on pages 22-24. Each director earned the following compensation in 2009 in addition to reimbursement of their actual and reasonable travel expenses:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	2009 Totals ($)
Claire L. Arnold	44,000	47,000	91,000
K.C. Caldabaugh	114,000	47,000	161,000
William A. Finn	51,000	47,000	98,000
Richard D. Jackson	47,000	47,000	94,000
Robert F. McCullough	50,000	47,000	97,000
John D. Rogers	16,000	19,668	35,668
Anderson D. Warlick	16,000	19,668	35,668

(1)	The directors received an annual retainer of $47,000 which was paid in stock or stock units in accordance with the Outside Directors Stock Plan. Valuations are not based on FAS 123R.

From 2000 to 2004, directors could annually elect to defer all or part of their compensation received from the Company pursuant to the Company’s Deferred Compensation Plan for Non-Employee Directors (“Outside Director Deferral Plan”). Participation in this plan allowed a director to defer receipt of compensation and to thereby also defer certain state and federal income taxes until the deferred compensation is paid upon the director’s retirement from the Board of Directors or earlier death or disability. In connection with changes to regulations governing deferred compensation plans imposed by the American Jobs Creation Act of 2004, the Company adopted the Deferred Compensation Plan No. 2 for Non-Employee Directors. The Outside Director Deferral Plan was frozen as of December 31, 2004 to stop the accrual of additional unvested benefits, other than market-based investment earnings or losses on their individual account balances, as of that date. As of January 1, 2005 all directors who annually elect to defer all or part of their compensation received from the Company participate in the Deferred Compensation Plan No. 2 for Non-Employee Directors. The Outside Director Deferral Plan and the Deferred Compensation Plan No. 2 for Non-Employee Directors are non-qualified, deferred compensation plans that permit participants to defer the receipt of their annual retainer or fees. The individual deferred compensation plan accounts of those directors who choose to defer their annual retainer are credited with stock units, which include accumulated dividends. The stock units are convertible into the Company’s Common Stock at its fair market value or cash in connection with the director’s retirement or earlier death or disability The stock units do not have any voting rights. The Deferred Compensation Plan No. 2 for Non-Employee Directors is intended to operate in a manner substantially similar to the existing Outside Director Deferral Plan, subject to certain new requirements and changes mandated under Code Section 409A. The Company provides no guaranty of repayment of the principal amount deferred or of any earnings on the participants’ account balances.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of March 1, 2010, unless otherwise noted, regarding the number of shares of the Company’s Common Stock beneficially owned by all directors and nominees, the Company’s Chief Executive Officer and each of the Company’s Named Executive Officers and by all directors and executive officers as a group. Unless otherwise indicated in a footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by that person.

Name of Individual or Identity of Group	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Claire L. Arnold	Common Stock	4,210	(2)	*
K.C. Caldabaugh	Common Stock	2,000	(3)	*
Michel Fievez	Common Stock	10,434	(5)	*
William A. Finn	Common Stock	3,082	(6)(7)	*
Otto R. Herbst	Common Stock	32,939	(8)	*
Richard D. Jackson	Common Stock	17,390	(7)	*
Wilfred A. Martinez	Common Stock	0		*
Robert F. McCullough	Common Stock	1,000	(9)	*
Peter J. Thompson	Common Stock	37,080	(10)	*
John D. Rogers	Common Stock	700	(11)	*
Frédéric P. Villoutreix	Common Stock	37,542		*
Torben Wetche	Common Stock	0		*
Anderson D. Warlick	Common Stock	671	(7)	*
All Directors, Named Executive Officers and executive officers as a group (7) persons	Common Stock	149,761	(12)	*

(1)	Percent of Class is calculated as a percentage of the shares of Common Stock outstanding as of March 1, 2010, plus unexercised options vested as of March 1, 2010, for a total of 17,944,806 shares deemed outstanding. An asterisk shows ownership of less than 1% of the shares outstanding.
(2)	As of March 15, 2000, Ms. Arnold elected to defer 100% of her quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors and, in 2005, pursuant to the Deferred Compensation Plan for Non-Employee Directors No. 2. In addition to the stock she beneficially owns, her deferred compensation plan accounts have been credited with the equivalent of 14,649 stock units, which sum includes accumulated dividends.
(3)	From March 15, 2000 through December 31, 2004 Mr. Caldabaugh elected to defer 100% of his quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors and then again starting on January 1, 2009, Mr. Caldabaugh elected to defer 100% of the quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors No. 2. In addition to the stock he beneficially owns, his individual deferred compensation plan account has been credited with the equivalent of 7,926 stock units, which sum includes accumulated dividends.
(5)	5,000 shares are unvested restricted stock and 5,434 shares are shares which vested in March 2008, but continue to have a 2 year restriction on transfer. All shares include the power to vote such shares.
(6)	From April 24, 2008 through December 31, 2008, Mr. Finn elected to defer 100% of the quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors No. 2. In addition to the stock he beneficially owns, his individual deferred compensation plan account has been credited with the equivalent of 1,915 stock units, which sum includes accumulated dividends.
(7)	Includes 213 shares of stock received by the director pursuant to the Outside Directors Stock Plan on January 4, 2010.
(8)	Includes 5,000 shares of restricted stock that include the power to vote such shares and the right to acquire 14,200 shares upon the exercise of vested options.
(9)	As of October 1, 2006, Mr. McCullough elected to defer 100% of his quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors No. 2. In addition to the stock he beneficially owns, his individual deferred compensation plan account has been credited with the equivalent of 6,511 stock units, which sum includes accumulated dividends.
(10)	Includes the right to acquire 7,372 shares upon the exercise of vested options, 23,448 shares are pledged in a margin loan.
(11)	As of July 31, 2009, Mr. Rogers elected to defer 100% of his quarterly retainer pursuant to the Deferred Compensation Plan for Non-Employee Directors No. 2. His deferred compensation plan account has been credited with the equivalent of 673 stock units, which sum includes accumulated dividends. The 700 shares are owned jointly with Mr. Rogers’s wife, Kyle E. Koehler.
(12)	Includes, as to executive officers other than the Named Executive Officers, 2,500 shares of restricted stock that include the power to vote such shares.

2009 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

The following table sets forth certain information as of December 31, 2009 regarding the number of shares of Common Stock of the Company beneficially owned by each person who is known to the Company to own, directly or indirectly, more than 5% of the outstanding shares of the Company’s Common Stock, as reflected in the Schedule 13G (and amendments, if any, thereto) as filed with the Securities and Exchange Commission in February 2010 and provided to the Company by such persons.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power
BlackRock, Inc.	Common Stock	1,277,015	7.220	1,277,015	0	1,277,015	0
FMR LLC and Edward C. Johnson 3d(1) 82 Devonshire Street Boston, MA 02109	Common Stock	1,257,900	7.219	391,723	0	1,257,900	0

(1)	Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 855,217 shares or 4.908% of the Common Stock outstanding of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 891,254 shares owned by the funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B. Voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees.

BOARD AND COMMITTEE GOVERNANCE

The Board is led by the Chairman of the Board and that individual is also the Chief Executive Officer. The non-management directors elect a Lead Non-Management Director annually and that individual can only serve for two consecutive terms after which he or she becomes ineligible to stand for re-election to that position for at least one year. The Chairman typically sets the agenda and determines the schedule for holding meetings of the directors, which occur at least quarterly and more often if required. The Lead Non-Management Director liaises with the Chairman, can act as a sounding board, and provides input into establishing agenda items and the substantive information the Board wishes to have discussed or presented. The Lead Non-Management Director also provides a vehicle through which topics of interest or concern to the Board or management can be aired informally. The Lead Non-Management Director or non-management directors as a group can retain such independent expertise they deem to be necessary or desirable, with the costs borne by the Company. There is also total freedom of communication between any director and the Chairman and Chief Executive Officer and any other member of management and such communications are not required to go through the Lead Non-Management Director or the Chairman, in the case of director communication with other members of management.

The Board has functioned with this structure and in this manner for a number of years and has to date found that it provides an appropriate balance to the functioning of the Board in addressing its oversight functions, consideration and understanding of the tactical and strategic matters that must be understood and addressed by the Board and between the respective interests of the company and its shareholders.

Board of Directors and Standing Committees

Attendance by Directors at Board Meetings

The Board of Directors met 7 times in 2009 and acted by unanimous consent on 1 occasion. Each director attended every meeting of the Board of Directors.

Attendance by Members of the Board of Directors at the Annual Meeting of Stockholders

The Company encourages members of the Board of Directors to attend each Annual Meeting of Stockholders and all of the sitting directors, who were board members at the time, attended the Annual Meeting of Stockholders held on April 23, 2009.

Lead Non-Management Director

On April 23, 2009, K.C. Caldabaugh was elected as the Lead Non-Management Director to preside at meetings of the non-management directors.

Standing Committees

The Audit Committee, the Compensation Committee and the Nominating & Governance Committee are the 3 Standing Committees of the Board of Directors. Each Standing Committee is composed entirely of independent directors.

Corporate Governance Documents

We have adopted a code of conduct, or the Code of Conduct, that applies to all of our directors, officers and U.S. employees, including our principal executive officer, principal financial officer, principal accounting officer and other persons performing similar functions. The Code of Conduct is posted on the Company’s website at http://www.schweitzer-mauduit.com. Any waivers of, or changes to, the Code of Conduct will be posted on our website. In addition, copies of the Company’s Corporate Governance Guidelines and the charters for each of the Standing Committees can also be found on the Company’s website. Copies of these documents may also be obtained by directing a written request to the Investor Relations Department at the Company’s headquarters address noted on the first page of this Proxy Statement.

Director Independence

The Board of Directors unanimously adopted the following standard for director independence at its December 2002 meeting:

An independent director is a person who is free from any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Annually, the Board of Directors will assess the independence of each non-management director based on the existence or absence of a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The following persons shall not be considered independent:

a)	A director who is employed by the Company or any of its affiliates for the current year or any of the past five (5) years.
b)	A director who is, or in the past five (5) years has been, affiliated with or employed by a (present or former) auditor of the Company (or of an affiliate).
c)	A director who is, or in the past five (5) years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs the director.

d)	A director who is, or in the past five (5) years has been, a Family Member of an individual who was employed by the Company or any of its affiliates as an executive officer. The term “Family Member” shall mean a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than household employees) who shares such person’s home.
e)	A director who, during the current fiscal year or any of the past five (5) fiscal years, personally provided services to the Company or its affiliates that had an annual value in excess of $60,000; or who was paid or accepted, or who has a non-employee Family Member who was paid or accepted, any payments from the Company or any of its affiliates in excess of $60,000 other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation.
f)	A director who is a partner in, or a controlling stockholder or an executive officer of, any organization (profit or non-profit) to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceed one percent (1%) of the recipient’s annual consolidated gross revenues in the current year or any of the past five (5) fiscal years; unless, for provisions (e) and (f), the Board of Directors expressly determines in its business judgment that the relationship does not interfere with the director’s exercise of independent judgment.

Based on the foregoing standard and the standards for independence articulated by the New York Stock Exchange and the Securities and Exchange Commission, the Board affirmatively determined by resolution dated February 25, 2010 that the following directors, who collectively constitute 87.5% of the full Board and represent 100% of the membership of the Standing Committees, are independent:

Ms. Claire L. Arnold Mr. William A. Finn Mr. Robert F. McCullough Mr. Anderson D. Warlick	Mr. K.C. Caldabaugh Mr. Richard D. Jackson Mr. John D. Rogers

Mr. Villoutreix is a member of management and not independent.

Financial Experts

The Board of Directors affirmatively determined by resolution dated February 25, 2010 that 3 members of the Audit Committee, Mr. McCullough, Mr. Caldabaugh and Mr. Rogers qualify as financial experts as such term is defined in Regulation S-K, Item 401(h).

The following table lists the current members, principal functions and meetings held in 2009 for each of the Standing Committees, the non-management directors and the independent directors:

Members	Principal Functions	Meetings in 2009	Unanimous Written Consents in 2009
Audit Committee Robert C. McCullough (Chair) K.C. Caldabaugh William A. Finn John D. Rogers	• Recommend to the Board of Directors
  the appointment of outside auditors to
  audit the records and accounts of the
  Company
• Retain and compensate outside
  auditors
• Review scope of audits, provide
  oversight in connection with internal
  control, financial reporting and
  disclosure systems
• Monitor state and federal securities
  laws and regulations
• Perform other such duties as the
  Board of Directors may prescribe
• Monitor the Company’s practices and
  procedures concerning compliance
  with applicable laws and regulations
• The nature and scope of the
  Committee’s responsibilities are set
  forth in further detail under the
	caption “Audit Committee Report”	7	0
No member serves on the audit committee of more than 3 public companies, including the Company’s Audit Committee.
Messrs. McCullough, Caldabaugh and Rogers are financial experts and Mr. Finn is financially literate in the judgment of the Board of Directors.
Compensation Committee Richard D. Jackson (Chair) Claire L. Arnold William A. Finn Anderson D. Warlick	• Evaluate and approve officer compensation • Administer a number of the Company’s executive compensation plans • Review salaried employee compensation plans • Evaluate and make recommendations on director compensation • The nature and scope of the Committee’s responsibilities are set forth in further detail under the caption “Compensation Committee Discussion & Analysis”	3	2
Nominating & Governance Committee K.C. Caldabaugh (Chair) Claire L. Arnold Richard D. Jackson Anderson D. Warlick	• Recommend candidates to fill any vacancies on the Board of Directors; evaluate stockholder nominees • Supervise Board of Directors, Board Committee and individual director evaluation processes • Evaluate, monitor and recommend changes in the Company’s governance policies • Supervise and monitor the succession planning process for the executive officers	4	0
Non-Management Directors K.C. Caldabaugh (Lead Non-Management Director)		5	NA
Independent Directors		1	NA

Audit Committee Report

The following report summarizes the Audit Committee’s actions during 2009. This report shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

In accordance with its written charter, the Audit Committee of the Board of Directors (“Audit Committee”) assists the Board of Directors by overseeing and monitoring:

(1)	the integrity of the Company’s financial statements,
(2)	the Company’s compliance with legal and regulatory requirements,
(3)	the outside auditor’s qualifications and independence and
(4)	the performance of the Company’s internal control function, its system of internal and disclosure controls and the outside auditor.

The members of the Audit Committee meet the applicable independence and experience requirements of the New York Stock Exchange and the standards for determining a director’s independence adopted by the Board of Directors.

During 2009, the Audit Committee met 7 times.

The following table summarizes the aggregate fees relating to amounts billed to the Company by its outside auditor, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, (collectively, “Deloitte”) for the fiscal years ended December 31, 2009 and 2008:

	2009	2008
Audit Fees(1)	$1,443,000	$1,329,000
Audit-Related Fees(2)	143,000	35,000
Tax Fees(3)	8,000	5,000
All Other Fees(4)	—	—
Total Fees.	$1,594,000	$1,369,000

(1)	Includes fees billed for professional services rendered in connection with the audit of the annual financial statements, audit of the Company’s internal control over financial reporting and management’s assessment thereof, review of financial statements included in the Form 10-Q filings and for services provided for statutory and regulatory filings or engagements.
(2)	Includes fees incurred for assurance and related services and consultation on regulatory matters or accounting standards, including fees for professional services rendered in connection with filings by the Company on Forms 8-K, S-8 and S-3.
(3)	Includes fees incurred for tax return preparation and compliance and tax advice and tax planning.
(4)	Includes other fees not included in the above categories.

The above services performed by the outside auditor were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. These procedures describe the permitted audit, audit-related, tax and other services (collectively, the “Disclosure Categories”) that the outside auditor may perform. The procedure requires that prior to the beginning of each fiscal year, a description of the services (the “Service List”) expected to be performed by the outside auditor in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

Services provided by the outside auditor during the following year that are included in the Service List are pre-approved following policies and procedure of the Audit Committee.

Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

In addition, although not required by the rules and regulations of the Securities and Exchange Commission, the Audit Committee is provided a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the outside auditor when time is of the essence. The policy does not contain a de minimis provision that would provide retroactive approval for permissible non-audit services under certain circumstances.

On a periodic basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the Service List and the forecast of remaining services and fees for the fiscal year.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the outside auditor a formal written statement describing all relationships between the outside auditor and the Company that might bear on the outside auditor’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” discussed with the outside auditor any relationships that may impact their objectivity and independence, including the services and amounts reflected in the above table, and satisfied itself as to the outside auditor’s independence.

The Committee reviewed with the outside auditor their audit plans, audit scope and identification of audit risks. The Audit Committee also discussed with management and the outside auditor the quality and adequacy of the Company’s internal control function and its system of internal and disclosure controls.

The Audit Committee discussed and reviewed with the outside auditor all communications required by Securities and Exchange Commission regulations and by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the outside auditor’s examination of the financial statements.

The Audit Committee discussed, reviewed and monitored the Company’s plans and activities related to Sarbanes-Oxley Section 404 compliance on a regular basis.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2009, with management and the outside auditor. Management has the responsibility for the preparation of the Company’s financial statements and outside auditor has the responsibility for conducting an audit of those statements.

Based on the above-mentioned review and discussions with management and the outside auditor, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of the outside auditor and the Board of Directors concurred with such recommendation.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Robert F. McCullough (Chairman)
K.C. Caldabaugh
William A. Finn
John D. Rogers

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

No director had any business relationship or engaged in any transactions resulting in any direct or indirect compensation from the Company or its affiliates except for services and expenses incurred in performing their duties as directors.

OTHER MATTERS

The management of the Company knows of no other matters to be presented at the 2010 Annual Meeting of Stockholders. Should any other matter requiring a vote of the stockholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

Outside Auditors

The Board of Directors of the Company has approved the Audit Committee’s retention of Deloitte & Touche LLP as the principal outside auditors for the Company for the current year. Deloitte & Touche LLP has been the outside auditor for the Company since its incorporation. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Stockholder Proposals

Under Securities and Exchange Commission rules, if a stockholder wishes to have a proposal considered for inclusion in the Company’s Proxy Statement and form of proxy for the 2011 Annual Meeting of Stockholders, a proposal must be received by the Secretary of the Company at the Company’s principal executive offices not less than 120 days from the date of release of the proxy statement, March 11, 2010, and therefore must be received by November 11, 2010 to be considered timely. The Company reserves the right to decline to include in the Company’s Proxy Statement any stockholder’s proposal that does not comply with the rules of the Securities and Exchange Commission for inclusion therein.

The By-Laws of the Company include requirements applicable to stockholder proposals other than those included in the proxy materials pursuant to the regulations of the Securities and Exchange Commission. A stockholder proposing to nominate persons for election to the Board of Directors or to introduce other business at the Annual Meeting of Stockholders must give timely written notice to the Company’s Secretary and General Counsel. The stockholder proposal must be delivered, either by personal delivery or by United States mail, postage prepaid, to the Secretary and General Counsel of the Company and received by the Company, not less than 120 calendar days before the anniversary date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), such stockholder notice shall be given in the manner provided herein by the later of the close of business on (i) the date 90 days prior to such Other Meeting date or (ii) the 10th day following the date such Other Meeting Date is first publicly announced or disclosed.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file reports with the Securities and Exchange Commission regarding beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, based solely on a review of copies of such reports filed during the fiscal year ended December 31, 2009, all officers, directors and greater than 10% beneficial owners timely complied with Rule 16(a) with the exception of Claire Arnold who had a late filing due to an unauthorized change in the filing passwords, resulting in denied access to the EDGAR reporting system.

Form 10-K, Annual Report and Proxy Statement

The Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2009 (including the consolidated financial statements and schedules thereto, but excluding exhibits) has been included with the mailing of this Proxy Statement to stockholders of record and beneficial holders as of February 25, 2010. Additional copies of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2009 (excluding exhibits) will be provided without charge to each stockholder so requesting in writing. Each request must set forth a good faith representation that, as of February 25, 2010, the record date for the Annual Meeting, the person making the request beneficially owned shares of the Company’s Common Stock. The written request should be directed to: Peter J. Thompson, Executive Vice President Finance and Strategic Planning. In addition, the Form 10-K, Notice of Meeting, Proxy Statement and Proxy Card are available on the Company’s website at www.schweitzer-mauduit.com.

COMMUNICATING WITH THE BOARD

Stockholders and interested parties may communicate directly with the Board of Directors, including the Lead Non-Management Director and Chairman of the Audit Committee, by telephonic or written communication as set forth below. Each communication intended for the Board of Directors and received by the Secretary and General Counsel that is related to the operation of the Company will be forwarded to the designated person. The Secretary and General Counsel may screen communications solely for the purpose of eliminating communications that are commercial in nature and not related to the operation of the Company and to conduct appropriate security clearance. All communications relating to the operation of the Company shall be forwarded to the designated recipient in their entirety.

If by phone:	A voice mail message may be left identifying the individual to whom it is directed by calling (866) 528-2593. This is a toll free call and is monitored and accessible only to the General Counsel of the Company. Messages received on this line will be maintained in confidence to the extent practicable.
If by mail:	A sealed envelope marked “Confidential” and prominently marked on the outside of the envelope that it is directed to the attention of the Audit Committee Chairman or the Lead Non-Management Director, as appropriate, may be mailed to

Secretary and General Counsel
Schweitzer-Mauduit International, Inc.
100 North Point Center East–Suite 600
Alpharetta, Georgia 30022

YOUR VOTE IS IMPORTANT

You are encouraged to let us know your preference by marking the appropriate boxes on the enclosed proxy card.

Appendix A

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
RESTRICTED STOCK PLAN

WHEREAS, the Corporation adopted a Restricted Stock (RSP) in 1999 to provide a long-term incentive opportunity to its participants, recognize meritorious performance and to enhance the Corporation’s ability to retain key employees, all in a manner that would more closely align the interests of the Corporation’s officers and other key employees with those of the Corporation’s stockholders;

WHEREAS, the original RSP expired in accordance with its terms and the Corporation desires to adopt a new Restricted Stock Plan;

1.  PURPOSE

This Restricted Stock Plan (“Plan”) of Schweitzer-Mauduit International, Inc. (the “Corporation”) is intended to (i) promote the long-term financial success of the Corporation by attracting to and retaining for the Corporation and its Affiliates outstanding executive personnel and (ii) to motivate such personnel by means of Restricted Stock grants to contribute to the Corporation's financial success.

2.  ADOPTION DATE, EFFECTIVE DATE AND TERM

The Plan was adopted by resolution of the Board of Directors on February 25, 2010, shall be effective upon its approval by majority vote of the Corporation’s Stockholders and shall continue in full force and effect, unless earlier terminated in accordance with its terms, to and including February 24, 2020.

3.  DEFINITIONS

“Affiliate” means any company in which the Corporation owns, directly or indirectly, 20% or more of the equity interest (collectively, the “Affiliates”).

“Board” means the Board of Directors of the Corporation.

“Change of Control” shall mean the date as of which: (a) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires actual or beneficial ownership of shares of the Company having 15% or more of the total number of votes that may be cast for the election of Directors of the Company; or (b) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as amended from time to time.

“Committee” means the Compensation Committee of the Board, provided that if the requisite number of members of the Compensation Committee are not Non-Employee Directors, the Plan shall be administered by a committee, all of whom are Non-Employee Directors, appointed by the Board and consisting of two or more directors with full authority to act in the matter. The term “Committee” shall mean the Compensation Committee or the committee appointed by the Board, as the case may be.

“Common Stock” means the common stock, par value $0.10 per share, of the Corporation and shall include both treasury shares and authorized but unissued shares and shall also include any security of the Corporation issued in substitution, in exchange for, or in lieu of the Common Stock.

“Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

“Date of Grant” means the date specified by the Committee on which a grant of Restricted Shares shall become effective (which date shall not be earlier than the date on which the Committee takes action with respect thereto).

“Non-Employee Director” means a person who is so defined for purposes of Rule 16b-3 under the Exchange Act, or any successor provision, and who is also defined as an “outside director” for purposes of section 162(m) of the Code or any successor section.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as amended from time to time.

“Fair Market Value” means the closing price of the Common Stock, as reported on the New York Stock Exchange composite tape, on the day immediately preceding the distribution date, or if no such trading in the Common Stock shall have taken place on that day, on the last preceding day on which there was such trading in the Common Stock.”

“Insider” has the meaning set forth in subsection 14(f) of this Plan.

“Immediate Family” has the meaning set forth in Rule 16(a)-1(e) of the Exchange Act and any successor provision to the same effect.

“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan that may, in the Committee's discretion, apply to grants of Restricted Shares pursuant to this Plan. Management Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant, or of an Affiliate, division, operating unit, department, region, function, or other organizational unit within the Corporation or an Affiliate in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations or business units of other corporations provided they are Affiliates of the Corporation. The Management Objectives applicable at the discretion of the Committee to any award to a Covered Employee shall be based on specified and pre-established levels of or growth in one or more of the following criteria:

 1. the price of Common Stock;

 2. market share;

 3. sales;

 4. return on equity, assets, capital or sales;

 5. economic profit;

 6. total shareholder return;

 7. costs;

 8. margins;

 9. earning or earnings per share;

10. cash flow;

11. customer satisfaction;

12. pre-tax profit;

13. earnings before interest and taxes;

14. earnings before interest, taxes, depreciation and amortization;

15. debt/capital ratio;

16. revenues from new product development;

17. percentage of revenues derived from designated lines of business; and

18. any combination of the foregoing.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation or an Affiliate, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related pre-established level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of an exemption of the award under Section 162(m) of the Code that would otherwise have been available. In such case, the Committee shall not make any modification of the Management Objectives or the pre-established level of achievement.

“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an officer or other key employee of the Corporation or any one or more of its Affiliates, or who has agreed to commence serving in any of such capacities (collectively, the “Participants”).

“Restricted Shares” means shares of Common Stock granted pursuant to Section 6 of this Plan as to which neither the Substantial Risk of Forfeiture nor the prohibition on Transferability referred to in Section 6 has expired.

“Retirement” and “Retire” means the termination of employment on or after the date the Participant is entitled to receive immediate payments under a qualified retirement plan of the Corporation or an Affiliate; provided, however, if the Participant is not eligible to participate under a qualified retirement plan of the Corporation or an Affiliate then such Participant shall be deemed to have retired if his termination of employment is on or after the date such Participant has attained age 55.

“Securities Act” means the Securities Act of 1933, as amended.

“Substantial Risk of Forfeiture” shall have the meaning given to such term in Section 83(c)(1) of the Code and Treasury Regulation 1.83-3 (c) or any successor section.

“Substantially Vested” shall have the meaning given to such term in Treasury Regulation 1.83-3(b) or any successor section.

“Transfer” or “Transferability” shall have the meaning given to such terms in Treasury Regulation 1.83-3(d) or any successor section.

“Total and Permanent Disability” means Totally and Permanently Disabled as defined in the Schweitzer-Mauduit International, Inc. Retirement Plan, provided the Committee shall make a determination of Total and Permanent Disability for any Participant hereunder.

4.  ADMINISTRATION

The Committee shall administer the Plan and all agreements governing the grant of Restricted Shares. The Committee, in its absolute discretion, shall have the power to interpret and construe the Plan and any agreements pursuant to which any Restricted Shares are granted. Should the Plan become qualified under Section 162(m) of the Code, the Committee shall generally take no action and generally shall not make any determination in a manner that would result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code or any successor section that was intended to apply at the Date of Grant and that would otherwise have been available for such grant. Provided, that in select circumstances as determined by the Committee in its sole discretion, the Committee may by resolution or unanimous consent in lieu of a meeting specifically authorize an award and the issuance of Restricted Stock to a Covered Employee that would not qualify as exempt incentive compensation under Section 162(m). Any interpretation or construction of any provisions of this Plan or the terms of any agreements that grant Restricted Shares to a Participant by the Committee shall be final and conclusive upon all persons. No member of the Board or the Committee shall be liable for any action or determination made in good faith.

Within 60 days following the close of each calendar year that the Plan is in operation, the Committee shall make a report to the Board specifying the employees who received Restricted Shares under the Plan during the prior year, the number and type of Restricted Shares granted to the individual employees and the status of all prior Restricted Shares granted to such employees.

The Committee shall have the power to promulgate rules and other guidelines in connection with the performance of its obligations, powers and duties under the Plan, including its duty to administer and construe the Plan and the agreements pursuant to which Restricted Shares are granted under the Plan.

The Committee may authorize persons other than its members to carry out its policies and directives, subject to the limitations and guidelines set by the Committee, except that: (a) the authority to grant Restricted Shares, the selection of employees for participation and decisions concerning the timing, duration of restrictions on Transferability, pricing, determination of Management Objectives and amount of an award or grant of Restricted Shares shall not be delegated by the Committee; (b) the authority to administer agreements granting Restricted Shares with respect to persons who are subject to Section 16 of the Exchange Act shall not be delegated by the Committee; (c) any delegation shall satisfy all applicable requirements of Rule 16b-3 of the Exchange Act, or any successor provision; and (d) no such delegation shall result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code or any successor section that would otherwise have been available to such grant of Restricted Shares. Any person to whom such authority is granted shall continue to be eligible to receive Restricted Shares under the Plan.

5.  ELIGIBILITY

The Committee shall from time to time select the Plan Participants from those employees whom the Committee determines either to be in a position to contribute materially to the success of the Corporation or its Affiliates or to have in the past so contributed. Only employees (including officers and directors who are employees) of the Corporation and its Affiliates are eligible to participate in the Plan.

6..  RESTRICTED SHARES

The Committee shall determine and designate from time to time those Participants to whom Restricted Shares are to be granted and the number of such shares to be granted to each Participant. For each grant, the Committee shall cause to be delivered to the Participant a Restricted Share Agreement which shall specify each restriction on Transferability and any Management Objectives and other risks of forfeiture that shall apply to the shares so granted. The Restricted Share Agreement may be in such form as the Committee may authorize from time to time for the grant of Restricted Shares to Participants. Each such grant shall be subject to all of the requirements contained in the following provisions:

(a) The grant shall constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, as such term is defined in Treasury Regulation 1.83-3(f) or any successor section, entitling such Participant to voting, dividend and other ownership rights, but subject to Substantial Risk of Forfeiture and restrictions on Transferability, which shall be noted in an appropriate legend on any stock certificates evidencing Restricted Shares, hereinafter referred to(1).

(b) The grant may be made in consideration of a payment by such Participant that is less than the Fair Market Value per share on the Date of Grant.

(c) Each grant shall provide that the Restricted Shares shall become fully vested and all risk of forfeiture shall lapse in the event of a Change of Control or upon the Total and Permanent Disability of the Participant and, at the discretion of the Committee, upon the occurrence of such other circumstances designated at the Date of Grant by the Committee; provided, that the period in which the Restricted Shares become Substantially Vested complies with the requirements of Rule 16 of the Exchange Act.

(d) The grant shall provide that during the period a Substantial Risk of Forfeiture is to continue, Transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing Substantial Risk of Forfeiture or an additional restriction on transfer in the hands of any transferee).

(e) Any grant of Restricted Shares may, but need not, specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions on Transferability or the risk of forfeiture applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(f) Any such grant of Restricted Shares may, but need not, require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

(g) Each grant of Restricted Shares shall be evidenced by an agreement executed on behalf of the Corporation by an officer and delivered to and accepted by the Participant and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(1)	Due to French tax regulations, for French participants no award will be banked or registered to the individual until at least 2 years after the grant date, therefore not entitling the Participant to voting, dividend and other ownership rights. All shares shall be subject to a restriction on transferability for at least 2 years following their vesting date.

(h) All certificates representing Restricted Shares shall bear a legend noting Transferability of the shares is subject to the terms of this Plan and the Restricted Stock Agreement. Upon satisfaction of all restrictions on Transferability and the lapse of any risk of forfeiture of the Restricted Shares, the Participant shall surrender the Restricted Share certificate to the Company for cancellation and the Company shall issue a new stock certificate, without a restrictive legend, for the same number of shares of Common Stock represented by the surrendered Restricted Shares certificate.

7.  SHARES SUBJECT TO THE PLAN

(a) Subject to adjustment as provided in Section 9 hereof, the number of shares of Common Stock that: (i) may be issued or transferred as Restricted Shares and released from Substantial Risk of Forfeiture or (ii) in payment of dividend equivalents paid with respect to Restricted Shares granted under the Plan shall not exceed in the aggregate the number of shares authorized under this plan that have been registered with the Securities and Exchange Commission.

(b) The use of any shares of Common Stock that have not been registered for issuance under this Plan shall require the prior consent of the Board as well as compliance with the requirements of state and federal securities laws and the rules of any exchange on which the Corporation's Common Stock is registered.

8.  INDIVIDUAL AND SHARE LIMITS

(a) No Participant shall be granted Restricted Shares, in the aggregate, for more than fifty percent (50%) of the shares of Common Stock authorized to be issued as Restricted Shares under this Plan.

(b) The number of shares of Common Stock issued as Restricted Shares to all Participants during the term of this Plan shall not, in the aggregate, exceed one million (1,000,000) shares of Common Stock.

(c) Should the vesting of a grant of Restricted Stock cause any Participant who is also a Covered Employee, as such term is defined in Section 162(m) of the Code, to exceed the Section 162(m) limits on deductible compensation, such shares of Restricted Stock or a comparable number of stock unit credits shall be contributed to the Deferred Compensation Plan as a Corporate Contribution to an account established for such Participant in the Deferred Compensation Plan. Shares of Restricted Stock or stock unit credits contributed hereunder to the Deferred Compensation Plan shall be disbursed, in whole or in part, out of that plan at the earlier of the time the Participant is no longer a Covered Employee or in any year that some or all of the shares of Restricted Stock or stock unit credits so deferred may be disbursed to the Participant without exceeding the Section 162(m) limit for such year after taking into account all other non-exempt compensation.

(d) If Restricted Shares which had been granted to a Participant are canceled, as such term is applied in Section 162(m) of the Code, the shares of Common Stock which had been subject to such canceled Restricted Shares shall continue to be counted against the maximum number of shares of Common Stock that can be issued under this Plan and the maximum number of Restricted Shares that may be granted to such Participant pursuant to Section 8(a) herein. In the event that the number of Restricted Shares that may be granted is adjusted as provided in Section 9 hereof, the above limits shall automatically be adjusted in the same ratio.

9.  CHANGES IN CAPITALIZATION

In the event there are any changes in the Common Stock or the capitalization of the Corporation through any merger, any acquisition through the issuance of capital stock of the Corporation, any consolidation, any separation of the Corporation (including a spin-off or other distribution of stock by the Corporation), any reorganization of the Corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by the Corporation, recapitalization, stock dividend, or stock split, appropriate adjustments and changes in the number of Restricted Shares previously granted to each Participant shall be made by the Committee, to the extent necessary, to preserve the benefit to the Participants contemplated by the Plan and any such previous grant of Restricted Shares and a comparable adjustment shall be made to the limitations contained in Sections 8(a) and (b) of the Plan; provided, however, that no such adjustment or change may be made to the extent that such adjustment or change will result in the disallowance of a deduction to the Corporation under Section 162(m) of the Code, or any successor section, that would otherwise have been available for a previous grant of Restricted Shares.

10.  EFFECT ON OTHER PLANS

All benefits under the Plan shall constitute special compensation and shall not affect the level of benefits provided to or received by any Participant (or the Participant’s estate or beneficiaries) as part of any employee benefit plan of the Corporation or an Affiliate. The Plan shall not be construed to affect in any way a Participant’s rights and obligations under any other plan maintained by the Corporation or an Affiliate on behalf of others including such Participants.

11.  TERM OF THE PLAN

The Plan shall remain in effect until the tenth anniversary of the date of its adoption by the Board, unless the Plan is terminated prior thereto by the Committee. No Restricted Shares or performance share award opportunity may be granted after the termination date of the Plan, but Restricted Shares and any performance award opportunity theretofore granted shall continue in force beyond that date pursuant to their terms.

12.  NONRESIDENT ALIENS

In order to facilitate the making of any grant under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, or who are employed by the Corporation or any Affiliate outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purposes, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan then in effect unless this Plan could be amended to eliminate such inconsistency without approval by the stockholders of the Corporation; provided further, that no action may be taken under this Section 12 if such action would (1) materially increase any benefits accruing to any Participant under the Plan, (2) materially increase the number of securities which would be issued under the Plan, (3) modify the requirements for eligibility to participate in the Plan, (4) result in a failure to comply with applicable provisions of the Securities Act, the Exchange Act or the Code or (5) result in the disallowance of a deduction that would otherwise have been available to the Corporation under Section 162(m) of the Code, or any successor section.

13.  TRANSFERABILITY

(a) Except as otherwise determined by the Committee, no Restricted Shares that have not yet Substantially Vested in the Participant and no right to receive dividends thereon shall be transferable by a Participant other than by will or the laws of descent and distribution.

(b) The Committee, in its discretion, may specify at the Date of Grant that part or all of the shares of Common Stock that are not subject to a Substantial Risk of Forfeiture and restrictions on Transferability referred to in Section 6 of this Plan, shall be subject to further restrictions on transfer.

(c) Notwithstanding the provisions of Section 13(a), but subject to the prior approval of the Committee, Restricted Shares shall be transferable by a Participant, without payment of consideration therefore by the transferee, to any one or more members of the Participant's Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Participant's Immediate Family or to one or more partnerships in which the only partners are members of the Participant's Immediate Family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Corporation and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Corporation or the Committee and (ii) any such transferee shall be subject to the same terms and conditions thereunder as the Participant.

14.  GENERAL PROVISIONS

(a) No Right of Continued Employment.  Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action of the Corporation, its Affiliates, the Board of Directors of the Corporation or its Affiliates, or the Committee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Corporation or its Affiliates, and the Corporation and its Affiliates expressly reserve the right to discharge any Participant without liability to the Corporation, its Affiliates, the Board of Directors of the Corporation or its Affiliates, or the Committee, except as to any rights which may be expressly conferred upon a Participant under the Plan.

(b) Binding Effect.  Any decision made or action taken by the Corporation, the Board or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all persons.

(c) Inalienability of Benefits and Interest.  Except as provided in subsections 6(d) and 13(c), no benefit payable or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary.

(d) Georgia Law to Govern.  All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Georgia.

(e) Purchase of Common Stock.  The Corporation and its Affiliates may purchase from time to time shares of Common Stock in such amounts as they may determine for purposes of the Plan. The Corporation and its Affiliates shall have no obligation to retain, and shall have the unlimited right to sell or otherwise deal with for their own account, any shares of Common Stock purchased pursuant to this paragraph.

(f) Withholding.  The Committee shall require the withholding of all taxes as required by law. A Participant shall pay in cash any amount required to be withheld under federal, state or local law with respect to the Substantial Vesting of Restricted Shares or the Participant may elect with respect to payment of any portion of the federal, state or local income tax withholding required with respect to the Substantial Vesting of Restricted Shares be satisfied by tendering to the Corporation Restricted Shares, which, in the absence of such an election, would have been unrestricted as to such Participant in connection with such Substantial Vesting. In the event that the Fair Market Value of such shares tendered to satisfy the withholding tax exceeds the sum of the consideration due from the Participant and the amount of such tax, the excess amount shall be returned to the Participant, to the extent possible, in whole shares of Common Stock, and the remainder in cash. The value of a share of Common Stock tendered pursuant to this subsection 14(f) shall be the Fair Market Value of the Common Stock, adjusted to reflect any non-lapse conditions, on the date on which such shares are tendered to the Corporation. An election pursuant to this subsection 14(f) shall be made in writing and signed by the Participant. An election pursuant to this subsection 14(f) is irrevocable. A Participant who Substantially Vests in Restricted Shares and who is required to report to the Securities and Exchange Commission under Section 16(a) of the Exchange Act (an “Insider”) may satisfy the income tax withholding due in respect of such substantial vesting event pursuant to this subsection 14(f) by tendering shares only if the Insider also satisfies an exemption under Section 16(a) of the Exchange Act (or the rules or regulations promulgated thereunder) for such withholding.

(g) Code Section 83(b) Election.  A Participant may elect to include in his gross income for the taxable year in which Restricted Shares are granted the excess of the Fair Market Value of the Restricted Shares on the Date of Grant over the amount paid by the Participant for such shares by giving the Corporation written notice of such election within thirty (30) days of the Date of Grant in a manner that meets all Code requirements.

(h) Amendments.  The Committee may at any time amend, suspend, or discontinue the Plan or alter or amend any or all Restricted Shares and any agreements pursuant to which Restricted Shares are granted under the Plan to the extent (1) permitted by law, (2) permitted by the rules of any stock exchange on which the Common Stock or any other security of the Corporation is listed, (3) permitted under applicable provisions of the Securities Act and the Exchange Act (including Rule 16b-3); and (4) that such action would not result in the disallowance of a deduction that would have otherwise have been available to the Corporation under Section 162(m) of the Code or any successor section (including the rules and regulations promulgated thereunder) on such grants; provided, however, that if any of the foregoing requires the approval by stockholders of the Corporation of any such amendment, suspension or discontinuance, then the Committee may take such action subject to the approval of such stockholders. No such amendment, suspension, or termination of the Plan shall, without the consent of the Participant, adversely alter or change any of the Restricted Shares or the terms of any agreement pursuant to which Restricted Shares were previously granted to the Participant under the Plan.

Adopted this 25th day of February 2010 by Schweitzer-Mauduit International, Inc.

Frédéric Villoutreix, Chairman
and Chief Executive Officer

INVITATION TO STOCKHOLDERS

NOTICE OF 2010 ANNUAL MEETING

PROXY STATEMENT

0

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

COMMON STOCK PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For Annual Meeting of Stockholders, April 22, 2010

The undersigned hereby appoints JOHN W. RUMELY, JR., PETER J. THOMPSON and MARK A. SPEARS, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Common Stock of Schweitzer-Mauduit International, Inc. (the “Corporation”) held of record by the undersigned on February 25, 2010, at the Annual Meeting of Stockholders of the Corporation, to be held at the Corporation’s headquarters, 100 North Point Center East, Alpharetta, GA 30022 at 11:00 a.m. local time, on Thursday, April 22, 2010, and any adjournment thereof.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

April 22, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card
are available at www.schweitzer-mauduit.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230000000000001000 9 042210

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" APPROVAL OF THE RESTRICTED STOCK PLAN.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Class III Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Frédéric P. Villoutreix
○ Anderson D. Warlick

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Approval of the Schweitzer-Mauduit International, Inc. Restricted Stock Plan.	☐	☐	☐

3. In their discretion, the proxies are authorized to vote as described in the Proxy Statement and upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted "FOR" Items 1 and 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please mark here if you plan to attend the meeting. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.